Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4

AMENDMENT NO. 4, dated as of May 23, 2019 (this “Agreement”), among Navistar Financial Corporation, a Delaware corporation (the “US Borrower”), Navistar Financial, S.A. DE C.V., Sociedad Financiera de Objeto Multiple, Entidad Regulada, a Mexican corporation (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the Extended Revolving Lenders, the Required Lenders party hereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), which shall amend that certain Third Amended and Restated Credit Agreement, dated as of May 27, 2016, among the Borrowers, the several lenders from time to time party thereto (the “Lenders”), the Administrative Agent and Bank of America, N.A., as Syndication Agent (as amended by Amendment No. 1, dated as of September 18, 2017, Amendment No. 2, dated as of December 13, 2017 and Amendment No. 3, dated as of June 12, 2018, and as modified by the Joinder Agreement, dated as of July 30, 2018, the “Existing Credit Agreement”, as amended by this Agreement, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Existing Credit Agreement, and the Borrowers have requested that the Existing Credit Agreement be amended as set forth herein;

WHEREAS, such amendments shall include, among other things, (i) the extension of the Revolving Commitment Termination Date with respect to the Revolving Commitments (such extended Revolving Commitments, the “Extended Revolving Commitments”; the loans thereunder, the “Extended Revolving Loans”) and (ii) increase the aggregate principal amount of the US Revolving Commitments and the Mexican Commitments, (iii) increase the aggregate principal amount of commitments with respect to Swingline Loans and (iv) make certain amendments to the negative covenants, including (a) the permission for certain Restricted Payments and Investments in connection with the Cayman Affiliate and (b) the financial covenants set forth in Section 8.01 of the Credit Agreement;

WHEREAS, the Extended Revolving Loans will otherwise have the same terms as the Revolving Loans currently outstanding under the Existing Credit Agreement except as otherwise set forth herein;

WHEREAS, each existing Revolving Lender (each, an “Existing Revolving Lender”; the existing Revolving Loans held by it, its “Existing Revolving Loans,” the existing Revolving Commitments held by it, its “Existing Revolving Commitments”) that executes and delivers a signature page to this Agreement and in connection therewith agrees to continue all or a portion of its outstanding Existing Revolving Commitments as Extended Revolving Commitments (such Revolving Commitments, the “Continued Revolving Commitments” and such Revolving Lenders, collectively, the “Continuing Revolving Lenders”) will thereby (i) agree to the terms of this Agreement and (ii) agree to continue all or a portion of its Existing Revolving Commitments outstanding immediately prior to the Amendment No. 4 Effective Date in a principal amount equal to the aggregate principal amount of such Existing Revolving Commitments so continued;

WHEREAS, each Person (other than a Continuing Revolving Lender with respect to Continuing Revolving Commitments) that agrees to make available Extended Revolving Commitments (collectively, the “Additional Revolving Lenders”) will make available Extended Revolving Commitments (the “Additional Extended Revolving Commitments”, which such Additional Revolving Commitments shall include the aggregate amount of the Extended Revolving Commitments of any

Continuing Revolving Lender in excess of such Continuing Revolving Lender’s Continuing Revolving Commitments) to the Borrowers on the Amendment No. 4 Effective Date in such amount as is determined by the 2019 Amendment Lead Arrangers and the US Borrower and notified to such Additional Revolving Lender;

WHEREAS, the Continuing Revolving Lenders and the Additional Revolving Lenders (collectively, the “Extended Revolving Lenders”) are severally willing to continue their Existing Revolving Commitments as Extended Revolving Commitments and/or to make available Additional Extended Revolving Commitments, as the case may be, subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the Borrowers, the Required Lenders, the Extended Revolving Lenders and the Administrative Agent are willing to agree to this Agreement on the terms set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

“2019 Amendment Lead Arrangers” means JPMorgan Chase Bank, N.A., Bank of America Securities, Inc., Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.

“Additional Revolving Lenders” shall have the meaning set forth in the preamble to this Agreement.

“Additional Extended Revolving Commitments” shall have the meaning set forth in the preamble to this Agreement.

“Administrative Agent” shall have the meaning set forth in the preamble to this Agreement.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Amendment No. 4 Effective Date” shall have the meaning set forth in Section 6.

“Amendments” shall have the meaning set forth in Section 4.

“Borrowers” shall have the meaning set forth in the preamble to this Agreement.

“Continued Revolving Commitments” shall have the meaning set forth in the preamble to this Agreement.

“Continuing Revolving Lenders” shall have the meaning set forth in the preamble to this Agreement.

“Credit Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Existing Credit Agreement” shall have the meaning set forth in the preamble to this Agreement.

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“Extended Revolving Commitments” shall have the meaning set forth in the preamble to this Agreement.

“Existing Revolving Lender” shall have the meaning set forth in the preamble to this Agreement.

“Existing Revolving Loans” shall have the meaning set forth in the preamble to this Agreement.

“Extended Revolving Lenders” shall have the meaning set forth in the preamble to this Agreement.

“Extended Revolving Loans” shall have the meaning set forth in the preamble to this Agreement.

“Lenders” shall have the meaning set forth in the preamble to this Agreement.

“Mexican Borrower” shall have the meaning set forth in the preamble of this Agreement.

“Reallocation” shall have the meaning set forth in Section 2(e).

“US Borrower” shall have the meaning set forth in the preamble of this Agreement.

SECTION 2. Extended Revolving Commitments.

(a) Subject to the terms and conditions set forth herein, on the Amendment No. 4 Effective Date, (i) each Continuing Revolving Lender agrees to continue all or a portion of its Existing Revolving Commitments as Extended Revolving Commitments and (ii) each Additional Revolving Lender agrees to make available Additional Extended Revolving Commitments on such date to the Borrowers in a principal amount equal to such Additional Revolving Lender’s Additional Extended Revolving Commitment. For purposes hereof, an Additional Revolving Lender shall become party to the Credit Agreement as of the Amendment No. 4 Effective Date by executing and delivering to the Administrative Agent, on or prior to the Amendment No. 4 Effective Date, a signed counterpart to this Agreement in its capacity as an Extended Revolving Lender.

(b) Each Additional Revolving Lender will make its Additional Extended Revolving Commitments available on the Amendment No. 4 Effective Date in an amount equal to its Additional Extended Revolving Commitment. The Additional Extended Revolving Commitments will be such amount (not exceeding any commitment offered by such Additional Revolving Lender) allocated to it by the 2019 Amendment Lead Arrangers and notified to it on or prior to the Amendment No. 4 Effective Date and as is set forth on Schedule 2.01 of the Credit Agreement. The commitments of the Additional Revolving Lenders and the continuation undertakings of the Continuing Revolving Lenders are several and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its Extended Revolving Commitments. The Extended Revolving Loans under the Extended Revolving Commitments may from time to time be ABR Loans or Eurodollar Loans, as determined by the US Borrower, as applicable, and notified to the Administrative Agent as contemplated by Section 2.06 of the Credit Agreement.

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(c) The obligation of each Extended Revolving Lender to make available or continue Extended Revolving Commitments on the Amendment No. 4 Effective Date is subject to the satisfaction of the conditions set forth in Section 6 of this Agreement.

(d) The provisions of the Existing Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Existing Revolving Lender in respect of such Lender’s Existing Revolving Commitments immediately prior to the Amendment No. 4 Effective Date.

(e) To the extent Revolving Loans are outstanding on the Amendment No. 4 Effective Date, each Extended Revolving Lender shall make an Extended Revolving Loan on the Amendment No. 4 Effective Date in a manner contemplated by Section 2.06 of the Credit Agreement, the proceeds of which will be used to repay Existing Revolving Loans of the other Existing Revolving Lenders immediately prior to the Amendment No. 4 Effective Date, and participations in existing Letters of Credit shall be reallocated among the Extended Revolving Lenders, so that, after giving effect thereto, the Extended Revolving Loans, Extended Revolving Commitments and participations in Letters of Credit outstanding on the Amendment No. 4 Effective Date are held by the Extended Revolving Lenders pro rata based on their Extended Revolving Commitments after giving effect to the Extended Revolving Commitments on the Amendment No. 4 Effective Date (the “Reallocation”). For the avoidance of doubt (a) commitment fees and interest shall be payable on the next date that fees and interest are payable pursuant to Section 4.07 and Section 4.08 of the Credit Agreement, respectively, and reflect the relative principal amounts of Extended Revolving Loans and participations in Letters of Credit held by the Revolving Lenders both before and after the Reallocation, and the US Borrower shall not be required to disburse an interest or fee payment to the Existing Revolving Lenders on the Amendment No. 4 Effective Date (although interest and fees shall accrue on such date) merely due to repayment of Existing Revolving Loans on such date pursuant to the Reallocation and (b) none of the notifications contemplated by Section 4.05(b) shall be required for any repayment of Existing Revolving Loans made pursuant to the Reallocation. Notwithstanding anything to the contrary herein, after giving effect to the Reallocation, (i) the Applicable Rate for the Extended Revolving Loans held by the Extended Revolving Lenders for the Interest Period in which the Amendment No. 4 Effective Date occurs shall be calculated to give effect to the Reallocation on and after the Amendment No. 4 Effective Date and (ii) the Interest Period in which the Amendment No. 4 Effective Date occurs shall not be changed. Each Extended Revolving Lender agrees that the prepayment of Existing Revolving Loans pursuant to the Reallocation shall not be considered a prepayment for purposes of Section 4.11 of the Credit Agreement.

(f) The continuation of Continued Revolving Commitments may be implemented pursuant to other procedures specified by the 2019 Amendment Lead Arrangers (in consultation with the Borrowers), including by repayment of Continued Revolving Commitments of a Continuing Revolving Lender from the proceeds of Extended Revolving Loans followed by a subsequent assignment to it of Extended Revolving Loans in the same amount.

SECTION 3. [Reserved].

SECTION 4. Amendments. Effective as of the Amendment No. 4 Effective Date the Existing Credit Agreement is hereby amended to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Exhibit A hereto and Schedule 2.01 to the Existing Credit Agreement is hereby

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amended as set forth in the Schedule attached as Exhibit B hereto (collectively, such amendments, the “Amendments”), except that any Schedule, Exhibit or other attachment to the Existing Credit Agreement not amended pursuant to the terms of this Agreement shall remain in full force and effect under the Credit Agreement without any amendment or other modification thereto.

SECTION 5. Representations and Warranties. The US Borrower represents and warrants, and the Mexican Borrower represents and warrants with respect to itself and its Subsidiaries, to each of the Lenders and the Administrative Agent that as of the Amendment No. 4 Effective Date:

(a) This Agreement to be consummated by each Borrower is within such Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(b) The representations and warranties of the Borrowers, the Parent and International set forth in the Loan Documents (except for, other than in the case of the Loans made on the Amendment No. 4 Effective Date, the representations and warranties set forth in Section 5.04(e) and Section 5.14(a) of the Credit Agreement) and any other Loan Document are true and correct in all material respects (without duplication of any materiality standard set forth in such representation or warranty) on and as of the Amendment No. 4 Effective Date (except to the extent that any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (without duplication of any materiality standard set forth in such representation or warranty) on and as of such earlier date).

SECTION 6. Conditions to Effectiveness of the Amendments. This Agreement and the Amendments shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Amendment No. 4 Effective Date”):

(a) the Administrative Agent (or its counsel) shall have received a counterpart or written evidence satisfactory to the Administrative Agent (which may include electronic delivery of a signed signature page) that such party has signed a counterpart of this Agreement from each Borrower, the Administrative Agent, each Extended Revolving Lender and the Required Lenders;

(b) if any Revolving Loans under the Revolving Facility are outstanding on the Amendment No. 4 Effective Date immediately prior to giving effect to this Amendment, the Administrative Agent shall have received from the applicable Borrower a Borrowing Request on the Amendment No. 4 Effective Date with respect to such Revolving Loans and any additional Revolving Leans to be made on the Amendment No. 4 Effective Date;

(c) the New TLB Loans shall be prepaid on the Amendment No. 4 Effective Date in an amount equal to the lesser of (i) the aggregate amount of the Additional Extended Revolving Commitments and (ii) the outstanding principal amount of the New TLB Loans immediately prior to the Amendment No. 4 Effective Date;

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(d) immediately prior to the Amendment No. 4 Effective Date and immediately after giving effect to this Agreement, the Amendments and other transactions contemplated hereby, no Default or Event of Default shall exist or result therefrom;

(e) the representations and warranties set forth in Section 5 hereof shall be true and correct in all material respects (without duplication of any materiality standard set forth in such representation or warranty);

(f) the Administrative Agent, the Lenders and the 2019 Amendment Lead Arrangers shall have received all fees and other amounts due and payable on or prior to the Amendment No. 4 Effective Date, including, and to the extent invoiced, reimbursement or payment of all reasonable out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder;

(g) the Administrative Agent shall have received a certificate of each Borrower, dated the Amendment No. 4 Effective Date, as to (i) the adoption of resolutions (or equivalent corporate actions including, in the case of the Mexican Borrower, notarized powers of attorney, certified by a Mexican notary public, evidencing authority to, among other things, execute negotiable instruments), of the Board of Directors (or other similar governing body) of each Borrower authorizing (A) the execution, delivery and performance of this Agreement and (B) the borrowings contemplated hereunder, (ii) the incumbency and true signature of the officers of each Borrower executing this Agreement issued hereunder and (iii) the certificate of incorporation and by-laws, in the case of the US Borrower, and the incorporation deed (acta constitutiva) with recording information and the current by-laws (estatutos sociales vigentes) (certified by a Mexican notary public), in the case of the Mexican Borrower, which certificate shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel and executed by the secretary or any assistant secretary or a legal representative of such Borrower;

(h) the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 4 Effective Date) of (i) Paul Hastings LLP, New York counsel for the Borrowers, substantially in the form of Exhibit B-1, (ii) internal counsel of the US Borrower, substantially in the form of Exhibit B-2 and (iii) Gonzalez-Calvillo, S.C., Mexican counsel for the Borrowers, substantially in the form of Exhibit B-3, and, in each case, covering such matters relating to the Borrowers, this Agreement or the transactions contemplated to occur on the Amendment No. 4 Effective Date as the Administrative Agent shall reasonably request;

(i) the Administrative Agent shall have received a customary certificate from the chief financial officer or treasurer of the US Borrower certifying that the US Borrower, the Mexican Borrower, and their Subsidiaries, on a consolidated basis after giving effect to the transactions contemplated to occur on the Amendment No. 4 Effective Date, are solvent (within the meaning of Section 5.18 of the Credit Agreement);

(j) the Administrative Agent shall have received evidence that the US Borrower has agreed to act as agent for service of process in New York, New York on behalf of the Mexican Borrower under this Agreement (together with a notarized power of attorney to that effect);

(k) the Administrative Agent shall have received a certificate from the US Borrower evidencing that the Collateral Coverage Ratio as of March 31, 2019 after giving effect on a pro forma basis to the transactions contemplated to occur on the Amendment No. 4 Effective Date is, in the reasonable judgment of the US Borrower based on then available financial information, at least 1.25 to 1.00;

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(l) the Cash Balance of the US Borrower and its Subsidiaries as of the Amendment No. 4 Effective Date (after giving effect to the transactions contemplated to occur on the Amendment No. 4 Effective Date, the application of proceeds of such Borrowing and the use of cash on hand) shall not exceed $75,000,000; and

(m) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall deliver to Lender that so requests (which request is made through the Administrative Agent), a certification regarding beneficial ownership required by the Beneficial Ownership Regulation in relation to such Borrower; provided that the Administrative Agent has provided such Borrower a list of each such Lender and its electronic delivery requirements at least three Business Days prior to the Amendment No. 4 Effective Date.

SECTION 7. Effect on the Loan Documents. (a) Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Each Borrower hereby agrees, with respect to each Loan Document to which it is a party, that (i) all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis after giving effect to this Agreement and the Amendments and all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Agreement and the Amendments, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and the other Loan Documents;

(b) Upon the Amendment No. 4 Effective Date each reference in the Credit Agreement to “this Agreement,” “herein,” “hereto,” “hereunder,” “hereof,” or in the other Loan Documents to the “Credit Agreement”, or, in each case, words of like import shall mean and be a reference to the Credit Agreement, as amended and modified by the Amendments;

(c) Except as expressly set forth in this Agreement, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; and

(d) The Borrowers and the other parties hereto acknowledge and agree that this Agreement shall constitute a Loan Document.

SECTION 8. Expenses. The Borrowers agree to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, the reasonable and documented fees and disbursements of counsel to the Administrative Agent, all in accordance with and subject to Section 4.07 of the Credit Agreement.

SECTION 9. GOVERNING LAW; WAIVER OF JURY TRIAL; SERVICE OF PROCESS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY

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COUNTERCLAIM THEREIN. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE US BORROWER (IN THE CASE OF THE MEXICAN BORROWER, AS THE MEXICAN BORROWER’S AGENT FOR SERVICE OF PROCESS) OR TO ANY OTHER PARTY AT ITS ADDRESS SET FORTH IN SECTION 12.01 OF THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO.

SECTION 10. Amendments; Execution in Counterparts. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrowers, the Administrative Agent and the requisite Lenders in accordance with Section 12.02 of the Credit Agreement. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 11. Acknowledgement and Consent; Reaffirmation. Except as expressly set forth herein or in the Credit Agreement, this Amendment No. 4 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or under any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect on a continuous basis after giving effect to this Agreement and the Amendment No. 4 Effective Date. Without limiting the foregoing, (i) the Borrowers, Parent and International each acknowledges and agrees that each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby), (ii) the US Borrower acknowledges and agrees that the Security Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Secured Obligations (as defined in the Security Agreement) on the terms and conditions set forth in the Security Documents, and hereby ratifies, to the extent applicable, the security interests granted by it pursuant to the Security Documents, (iii) Parent hereby confirms and ratifies its continuing unconditional obligations under the Parent Guarantee with respect to all of the Mexican Obligations (as defined under the Parent Guarantee) and (iv) Parent and International each hereby confirms and ratifies its continuing unconditional obligations under the Parent Guarantee and the Parents’ Side Agreement.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

NAVISTAR FINANCIAL CORPORATION

By:	/s/ Petrina A. Collins

Name: Petrina A. Collins
Title: Vice President and Treasurer

NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD REGULADA

By:

Name: Laura Guadalupe Hernández Rodas
Title: Legal Representative

[Amendment No. 4 – Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

NAVISTAR FINANCIAL CORPORATION

By:

Name: Petrina A. Collins
Title: Vice President and Treasurer

NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD REGULADA

By:	/s/ Laura Guadalupe Hernández Rodas

Name: Laura Guadalupe Hernández Rodas
Title: Legal Representative

[Amendment No. 4 – Signature Page]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Extended Revolving Lender

By:	/s/ Gene Riego De Dios

Name: Gene Riego De Dios
Title: Executive Director

[Amendment No. 4 – Signature Page]

Citibank, N.A., as an Extended Revolving Lender

By:	/s/ Sarah Terner
Name: Sarah Terner
Title: Vice President

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement]

Deutsche Bank AG New York Branch, as a Lender

By:	/s/ Michael Strobel
Name: Michael Strobel
Title: Vice President

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as an Extended Revolving Lender

By:	/s/ Brian Lukehart
Name: Brian Lukehart
Title: Director

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS, as an Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement]

Sumitomo Mitsui Banking Corporation, as an Extended Revolving Lender

By:	/s/ Michael Maguire
Name: Michael Maguire
Title: Executive Director

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement]

CIBC Bank USA, as an Extended Revolving Lender

By:	/s/ Megan Zande
Name: Megan Zande
Title: Associate Managing Director

By:	/s/ Kristen Freund
Name: Kristen Freund
Title: Managing Director

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement]

Santander Bank, N.A.
, as an Extended Revolving Lender

By:	/s/ Irv Roa
Name: Irv Roa
Title: Senior Vice President

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement]

Citizens Bank, N.A., as an Extended Revolving Lender

By:	/s/ Stephen A. Maenhout
Name: Stephen A. Maenhout
Title: Senior Vice President

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Extended Revolving Lender

By:	/s/ JUDITH SMITH

Name: JUDITH SMITH
Title: AUTHORIZED SIGNATORY

By:	/s/ Brady Bingham

Name: Brady Bingham
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement]

MUFG Bank, Ltd., as an Extended Revolving Lender

By:	/s/ Eric Hill

Name:	Eric Hill
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement]

ARAB BANKING CORPORATION B.S.C., as an Extended Revolving Lender

By:	/s/ Lars Wallin

Name: Lars Wallin
Title: Senior Relationship Manager

By:	/s/ David Giacalone

Name: David Giacalone
Title: Chief Credit & Risk Officer

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as an Extended Revolving Lender

By:	/s/ Andrew M. Horn

Name: Andrew M. Horn
Title: Director

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement]

The Northern Trust Company, as an Extended Revolving Lender

By:	/s/ Lisa DeCristofaro

Name: Lisa DeCristofaro
Title: SVP

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement]

[EXTENDED REVOLVING LENDER], as an Extended Revolving Lender

By:

Name:
Title:

[Amendment No. 4 – Signature Page]

EXPORT DEVELOPMENT CANADA, as an Extended Revolving Lender

By:	/s/ Isabelle Keil
	Name:	Isabelle Keil
	Title:	Senior Associate

By:	/s/ Michael Lambe
	Name:	Michael Lambe
	Title:	Financing Manager

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement]

Acknowledged by the Parent and International in accordance with Section 11 of this Agreement:

NAVISTAR INTERNATIONAL CORPORATION

By:	/s/ Anthony Aiello

Name:	Anthony Aiello
Title:	Assistant Treasurer

NAVISTAR, INC.

By:	/s/ Anthony Aiello

Name:	Anthony Aiello
Title:	Assistant Treasurer

[Amendment No. 4 – Signature Page]

~~FINAL VERSION~~EXHIBIT A

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of

May 27, 2016

as amended by Amendment No. 1, dated as of September 18, 2017,

as further amended by Amendment No. 2, dated as of December 13, 2017,

as further amended by Amendment No. 3, dated as of June 12, 2018,

as modified by the TLB Joinder Agreement, dated as of July 30, 2018,

as further amended by Amendment No. 4, dated as of May 23, 2019 among

NAVISTAR FINANCIAL CORPORATION,

and

NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO

MULTIPLE, ENTIDAD REGULADA

as Borrowers

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

and

BANK OF AMERICA, N.A.,

as Syndication Agent

JPMORGAN CHASE BANK, N.A~~,~~ and ~~MERRILL LYNCH, PIERCE, FENNER & SMITH~~

~~INCORPORATED~~BANK OF AMERICA SECURITIES, INC.

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		1

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~33~~35
SECTION 1.03.	Terms Generally	~~33~~36
SECTION 1.04.	Accounting Terms; GAAP	~~34~~36
SECTION 1.05.	Interpretation	~~34~~37

ARTICLE II THE US CREDIT FACILITIES		~~34~~37

SECTION 2.01.	[Reserved]	~~34~~37
SECTION 2.02.	[Reserved]	~~34~~37
SECTION 2.03.	Repayment of Term Loans	~~35~~37
SECTION 2.04.	US Revolving Commitments	~~35~~37
SECTION 2.05.	US Revolving Loans and Borrowings	~~35~~38
SECTION 2.06.	Procedure for US Revolving Borrowings	~~36~~38
SECTION 2.07.	Certain Borrowings of US Revolving Loans and Refunding of Loans	~~37~~39
SECTION 2.08.	Swingline Loans	~~38~~40
SECTION 2.09.	Letters of Credit	~~39~~42

ARTICLE III THE MEXICAN CREDIT FACILITY		~~44~~47

SECTION 3.01.	Commitments	~~44~~47
SECTION 3.02.	Loans and Borrowings	~~45~~47
SECTION 3.03.	Requests for Mexican Revolving Borrowings	~~45~~48

ARTICLE IV TERMS APPLICABLE TO US CREDIT FACILITIES AND MEXICAN CREDIT FACILITY		~~46~~48

SECTION 4.01.	Funding of Borrowings	~~46~~48
SECTION 4.02.	Interest Elections	~~46~~49
SECTION 4.03.	Termination and Reduction of Revolving Commitments	~~48~~50
SECTION 4.04.	Repayment of Loans; Evidence of Debt	~~49~~51
SECTION 4.05.	Optional Prepayments of Loans	~~49~~52
SECTION 4.06.	Mandatory Prepayments and Commitment Reductions	~~50~~53
SECTION 4.07.	Fees	~~51~~53
SECTION 4.08.	Interest	~~52~~54
SECTION 4.09.	Alternate Rate of Interest	~~52~~55
SECTION 4.10.	Increased Costs	~~53~~56
SECTION 4.11.	Break Funding Payments	~~54~~57
SECTION 4.12.	Taxes	~~55~~57
SECTION 4.13.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~58~~61
SECTION 4.14.	Mitigation Obligations; Replacement of Lenders	~~60~~63

i

SECTION 4.15.	Defaulting Lenders	~~61~~64
SECTION 4.16.	Incremental Loans and Commitments	~~63~~66
SECTION 4.17.	Extension of Loans and Commitments	~~65~~68
SECTION 4.18.	Sanctions Illegality	~~67~~70
SECTION 4.19.	Alternate Rate of Interest	~~67~~71

ARTICLE V REPRESENTATIONS AND WARRANTIES		~~69~~72

SECTION 5.01.	Organization; Powers	~~69~~72
SECTION 5.02.	Authorization; Enforceability	~~69~~73
SECTION 5.03.	Governmental Approvals; No Conflicts	~~69~~73
SECTION 5.04.	Financial Condition; No Material Adverse Change	~~70~~73
SECTION 5.05.	Litigation	~~70~~74
SECTION 5.06.	Compliance with Laws and Agreements	~~71~~74
SECTION 5.07.	Investment Company Status	~~71~~74
SECTION 5.08.	Taxes	~~71~~74
SECTION 5.09.	ERISA	~~71~~75
SECTION 5.10.	Subsidiaries	~~71~~75
SECTION 5.11.	Ownership of Property; Liens	~~71~~75
SECTION 5.12.	Use of Proceeds	~~71~~75
SECTION 5.13.	Foreign Exchange Regulations; Immunity; Enforcement	~~72~~75
SECTION 5.14.	Disclosure	~~72~~75
SECTION 5.15.	Title; No Other Liens	~~72~~76
SECTION 5.16.	Perfected First Priority Lien	~~72~~76
SECTION 5.17.	Regulation U	~~73~~76
SECTION 5.18.	Solvency	~~73~~76
SECTION 5.19.	EEA Financial Institutions	~~73~~77
SECTION 5.20.	Anti-Corruption Laws and Sanctions	~~73~~77

ARTICLE VI CONDITIONS		~~74~~77

SECTION 6.01.	Effective Date	~~74~~77
SECTION 6.02.	Each Borrowing Event	~~76~~80

ARTICLE VII AFFIRMATIVE COVENANTS		~~77~~81

SECTION 7.01.	Financial Statements and Other Information	~~77~~81
SECTION 7.02.	Notices of Material Events	~~80~~83
SECTION 7.03.	Existence; Conduct of Business	~~80~~84
SECTION 7.04.	Payment of Obligations	~~80~~84
SECTION 7.05.	Maintenance of Properties; Insurance	~~80~~84
SECTION 7.06.	Books and Records; Inspection Rights	~~81~~84
SECTION 7.07.	Compliance with Laws and Material Contractual Obligations	~~81~~85
SECTION 7.08.	Intercompany Agreements	~~81~~85
SECTION 7.09.	Federal Regulations	~~82~~87
SECTION 7.10.	Quarterly Conference Calls	~~82~~87
SECTION 7.11.	Additional Collateral, etc.	~~83~~87

ARTICLE VIII NEGATIVE COVENANTS		~~83~~87

SECTION 8.01.	Financial Covenants	~~83~~87
SECTION 8.02.	Indebtedness	~~83~~88
SECTION 8.03.	Liens	~~84~~89
SECTION 8.04.	Fundamental Changes	~~85~~90
SECTION 8.05.	Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements	~~86~~90
SECTION 8.06.	Restricted Payments	~~88~~92
SECTION 8.07.	Transactions with Affiliates	~~88~~93
SECTION 8.08.	Negative Pledge	~~88~~93
SECTION 8.09.	Prepayments of Subordinated Debt	~~89~~94
SECTION 8.10.	Serviced Wholesale Portfolio Quality	~~89~~94
SECTION 8.11.	Sales and Leasebacks	~~89~~94
SECTION 8.12.	Changes in Fiscal Periods	~~89~~94
SECTION 8.13.	Use of Proceeds	~~89~~94
SECTION 8.14.	Sanctions	~~90~~94

ARTICLE IX EVENTS OF DEFAULT		~~90~~95

ARTICLE X THE ADMINISTRATIVE AGENT		~~94~~99

ARTICLE XI GUARANTEE		~~97~~102

SECTION 11.01.	Guarantee	~~97~~102
SECTION 11.02.	Waiver of Subrogation	~~97~~102
SECTION 11.03.	Modification of Mexican Obligations	~~97~~103
SECTION 11.04.	Waiver by the US Borrower	~~98~~103
SECTION 11.05.	Reinstatement	~~99~~104
SECTION 11.06.	Keepwell	~~99~~104

ARTICLE XII MISCELLANEOUS		~~99~~105

SECTION 12.01.	Notices	~~99~~105
SECTION 12.02.	Waivers; Amendments	~~101~~106
SECTION 12.03.	Expenses; Indemnity; Damage Waiver	~~102~~107
SECTION 12.04.	Successors and Assigns	~~103~~109
SECTION 12.05.	Survival	~~107~~112
SECTION 12.06.	Counterparts; Integration; Amendment and Restatement	~~107~~113
SECTION 12.07.	Severability	~~108~~113
SECTION 12.08.	Right of Setoff	~~108~~113
SECTION 12.09.	GOVERNING LAW	~~108~~114
SECTION 12.10.	Submission To Jurisdiction; Waivers	~~108~~114
SECTION 12.11.	Acknowledgments	~~109~~114
SECTION 12.12.	WAIVERS OF JURY TRIAL	~~109~~115
SECTION 12.13.	Headings	~~109~~115
SECTION 12.14.	Confidentiality	~~110~~115

SECTION 12.15.	Interest Rate Limitation	~~110~~116
SECTION 12.16.	Waiver of Immunities	~~110~~116
SECTION 12.17.	Judgment Currency	~~111~~116
SECTION 12.18.	Loan Equalization; Loan Conversion	~~111~~116
SECTION 12.19.	Release of Liens	~~112~~117
SECTION 12.20.	Intercompany Security Agreements	~~112~~117
SECTION 12.21.	Blocked Account	~~112~~118
SECTION 12.22.	USA PATRIOT Act	~~113~~118
SECTION 12.23.	Consents under the Security Agreement	~~113~~118
SECTION 12.24.	TLB Joinder Agreement	118
SECTION ~~12.24~~	12.25.Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	~~113~~118
SECTION 12.26.	Acknowledgement Regarding Any Supported QFCs.	119

SCHEDULES:

Schedule 2.01 – Commitments

Schedule 5.05 – Disclosed Matters

Schedule 5.10 – Subsidiaries

Schedule 8.02 – Existing Indebtedness

Schedule 8.03 – Existing Liens

EXHIBITS:

Exhibit A    – Form of Assignment and Acceptance

Exhibit B-1 – Form of Opinion of Borrower’s New York Counsel

Exhibit B-2 – Form of Opinion of Borrower’s Internal Counsel

Exhibit B-3 – Form of Opinion of Borrowers’ Mexican Counsel

Exhibit C    – Form of Parents’ Side Agreement

Exhibit D    – Form of Report of Statistical Information

Exhibit E    – Form of Borrowing Request

Exhibit F    – Form of Compliance Certificate

Exhibit G    – Form of Parent Guarantee

Exhibit H    – Form of Second Amended and Restated Security Agreement

Exhibit I     – [Reserved]

Exhibit J     – Form of Blocked Account Agreement

Exhibit K    – Form of Blocked Account Certificate

Exhibit L    – Form of Collateral Coverage Ratio Certificate

Exhibit M   – Form of U.S. Tax Compliance Certificate

v

THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of May 27, 2016, as amended by Amendment No. 1, dated as of September 18, 2017, among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “US Borrower”) and NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD REGULADA, a Mexican corporation (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and BANK OF AMERICA, N.A., as Syndication Agent.

W I T N E S S E T H:

WHEREAS, the Borrowers are parties to the Existing Credit Agreement (as defined below);

WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated as set forth below; and

WHEREAS, subject to the conditions set forth herein, the Required Lenders under the Existing Credit Agreement, the Administrative Agent, the Issuing Bank and the Swingline Lender have agreed to amend and restate in its entirety the Existing Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree that, on the Effective Date, the Existing Credit Agreement will be amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2011 Extended Maturity Date Term Loan” means a Term Loan made to the US Borrower on the Original Closing Date and, after giving effect to the Effective Date, maturing on the Extended Maturity Date, held by any US Lender in a principal amount not to exceed the amount set forth under the heading “2011 Extended Maturity Date Term Loans” opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of 2011 Extended Maturity Date Term Loans outstanding on the Effective Date is $92,038,139.63.

“2011 Original Maturity Date Term Loan” means a Term Loan made to the US Borrower on the Original Closing Date and maturing on the Original Maturity Date, held by any US Lender in a principal amount not to exceed the amount set forth under the heading “2011 Original Maturity Date Term Loans” opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of 2011 Original Maturity Date Term Loans outstanding on the Effective Date is $137,461,860.37.

“2011 Term Loans” means collectively, the 2011 Original Maturity Date Term Loans and the 2011 Extended Maturity Date Term Loans.

“2015 Annual Report” means the US Borrower’s 2015 annual report for the fiscal year ended October 31, 2015, in the form delivered to the Lenders prior to the date hereof.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Additional Indebtedness” means, Indebtedness for Borrowed Money incurred, in each case, by the US Borrower, its Subsidiaries or the Mexican Borrower after the Amendment No. 1 Effective Date that (i) has a final scheduled maturity date of not less than the date that is twelve months after the Second Extended Maturity Date and (ii) has no scheduled amortization payments that are greater than 1.00% per annum.

“Additional Dividend/Investment Amount” means the lesser of (x) the aggregate principal amount of Acceptable Additional Indebtedness minus the amount of such Acceptable Additional Indebtedness used to repay in full the 2011 Extended Maturity Date Term Loans and (y) $200,000,000.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor agent appointed in accordance with Article X hereof.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person (other than, in the case of any Borrower, such Borrower’s respective Subsidiaries) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day; provided that if the Alternate Base Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively. With respect to the Extended Revolving Loans and any New Term Loans, New TLB Loans and additional or increased US Revolving Loans made after the Amendment No. 1 Effective Date, if the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 4.19 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Amendment No. 1” shall mean that certain Amendment No. 1 to the Third Amended and Restated Credit Agreement, dated as of September 18, 2017, among the Borrowers, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” shall have the meaning set forth in the Amendment No. 1.

“Amendment No. 2” shall mean that certain Amendment No. 2 to the Third Amended and Restated Credit Agreement, dated as of December 13, 2017, among the Borrowers, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3” shall mean that certain Amendment No. 3 to this Agreement, dated as of June 12, 2018, among the Borrowers, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” shall have the meaning set forth in Amendment No. 3.

Amendment No. 4” shall mean that certain Amendment No. 4 to this Agreement, dated as of May 23, 2019, among the Borrowers, the Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” shall have the meaning set forth in Amendment No. 4.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Amount” has the meaning set forth in Section 8.06(e).

“Applicable Rate” means, with respect to Revolving Loans, Swingline Loans and Term Loans, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the commitment fees payable with respect to the Revolving Facility, as the case may be, the applicable rate per annum set forth in the Pricing Grid under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt of the Parent or the US Borrower (whichever has the higher ratings).

“Approved Fund” has the meaning set forth in Section 12.04(b).

“Asset Sale” means any Disposition of property or series of related Dispositions of property (excluding the Disposition of obsolete or worn-out property in the ordinary course of business and any Disposition permitted by Section 8.04) that yields gross proceeds to the US Borrower or its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000,000.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Commitment Termination Date and the date of termination of the Revolving Commitments.

“Available Mexican Commitment” means, as at any date of determination (after giving effect to the making, and the application of the proceeds, of any US Revolving Loans required to be made on such date pursuant to Section 2.07), with respect to any Mexican Lender, an amount equal to (a) the lesser of (i) the excess, if any, of (x) the amount of such Mexican Lender’s Mexican Commitment in effect on such date over (y) such Mexican Lender’s Mexican Commitment Percentage of the aggregate principal amount of Mexican Revolving Loans outstanding on such date and (ii) the excess, if any, of (x) the amount of such Mexican Lender’s US Revolving Commitment in effect on such date over (y) the amount of the Revolving Credit Exposure of such Mexican Lender on such date minus (b) an amount equal to the product of (i) such Mexican Lender’s Mexican Commitment Percentage and (ii) the aggregate principal amount of any loans or advances by the US Borrower and its Subsidiaries to the Mexican Borrower outstanding on such date in reliance on Section 8.05(a)(iii).

“Available US Revolving Commitment” means as at any date of determination with respect to any US Lender (after giving effect to the making, and the application of the proceeds, of any US Revolving Loans required to be made on such date pursuant to Section 2.07 or for the prepayment of any outstanding Mexican Revolving Loans), an amount equal to the excess, if any, of (a) the amount of such Lender’s US Revolving Commitment in effect on such date over (b) the Revolving Credit Exposure of such Lender on such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means title 11 of the United States Code, as amended from time to time, or any successor statute.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocked Account” means the bank account subject to the Blocked Account Agreement.

“Blocked Account Agreement” means the Second Amended and Restated Blocked Account Control Agreement, dated as of the date hereof, substantially in the form of Exhibit J, among the US Borrower, JPMorgan Chase Bank, N.A., as depositary bank and the Administrative Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Borrowers” has the meaning set forth in the preamble to this Agreement.

“Borrowing” means, with respect to each Borrower as applicable, (a) Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Date” has the meaning set forth in Section 2.07(a).

“Borrowing Request” means a request, substantially in the form of Exhibit E, by the US Borrower for a US Revolving Borrowing in accordance with Section 2.06 or a request by the Mexican Borrower for a Mexican Revolving Borrowing in accordance with Section 3.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Market Transaction” means the issuance or sale in a registered public offering, Rule 144A/Regulation S transaction or private placement of Capital Stock (including equity-linked securities) or notes, debentures, instruments or other debt securities with a maturity in excess of one year from the ~~Second~~Third Extended Maturity Date (provided that Capital Market Transaction shall exclude any Qualified Securitization Transaction).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Balance” means Unrestricted Cash of the US Borrower and its Subsidiaries minus (i) any amounts utilized for normal operating expenses of the US Borrower and its Subsidiaries consistent with the US Borrower’s and its Subsidiaries’ past business practices, (ii) amounts utilized to purchase receivables in the normal course of business, (iii) amounts utilized to make payments of permitted dividends consistent with the US Borrower’s past business practices and permitted hereunder and (iv) amounts on deposit in the Blocked Account.

“Cayman Affiliate” means International Truck and Engine Corporation Cayman Islands Holding Company.

“Cayman Loan Agreements” means the intercompany revolving loan agreements between the US Borrower and the Cayman Affiliate.

“Change in Control” means the occurrence of one or more of the following events: (i) any Person or group (within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than employee or retiree benefit plans or trusts sponsored or established by the Parent, the US Borrower or International, or one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent representing 35% or more of the combined voting power of the Parent’s then outstanding voting stock; (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors of the Parent: individuals who, on the date hereof, constitute the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by the Parent’s stockholders was approved by the vote of a majority of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; and (iii) the stockholders of the Parent shall approve any Plan of Liquidation.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 4.10(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, Revolving Loans, or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Collateral” means all property of the US Borrower, now owned or hereafter acquired, upon which a Lien is created and/or purported to be created by any Security Document.

“Collateral Coverage Ratio” means, at any date of determination, the ratio of (i) Eligible Collateral to (ii) the sum of (a) the aggregate principal amount of Term Loans plus (b) the Total Revolving Credit Exposure plus (c) the aggregate principal amount (or its equivalent (including the net mark to market obligations under Secured Interest Rate Agreements, as defined in the Security Agreement)) in respect of the other obligations secured under the Security Agreement.

“Commitments” means, collectively, the US Commitments and the Mexican Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated Tangible Net Worth on such date.

“Consolidated Tangible Net Worth” means, on any date, the consolidated stockholders’ equity of the US Borrower and its consolidated Subsidiaries less, without duplication, (a) their consolidated Intangible Assets and (b) all Redeemable Preferred Stock (if any), all determined as of such date. For purposes of this definition, “Intangible Assets” means the amount (to the extent reflected in determining such consolidated stockholders’ equity) of (i) all investments in Subsidiaries of the US Borrower other than consolidated Subsidiaries and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

“Consolidated Total Debt” means, on any date, the outstanding Indebtedness of the US Borrower and its consolidated Subsidiaries determined on a consolidated basis as of such date; provided that the amount of such Indebtedness shall be (a) increased by all Debt Discount Adjustments (if any) applicable thereto (to the extent not included in determining the amount of such Indebtedness) and (b) decreased by (i) the aggregate principal amount of all Warehousing Debt outstanding on such date and (ii) the aggregate principal amount of Indebtedness incurred in connection with Qualified Securitization Transactions outstanding on such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Party” has the meaning assigned to it in Section 12.25.

“Customary Securitization Undertaking” means, with respect to any Person, any obligation of such Person under a Permitted Receivables Document that is of a type customarily arising on the part of a seller or servicer of Receivables in securitization transactions of the same general type as the transaction contemplated by such Permitted Receivables Document, including without limitation, any obligation to (A) purchase or repurchase Receivables or related assets upon the occurrence of certain events, (B) service Receivables or related assets, (C) fund a spread or reserve account at the time of the sale of Receivables, rights to receive income from Receivables or undivided interests in Receivables or (D) indemnify other Persons; provided that the term “Customary Securitization Undertaking” shall not include any obligation to the extent that it (i) results from credit losses on receivables or (ii) constitutes a direct obligation of such Person to repay any Indebtedness issued or incurred by any other Person or to indemnify any Person for losses resulting from the nonpayment of any such Indebtedness or to provide additional capital to, or maintain the financial condition or otherwise support the credit of, the obligor in respect of such Indebtedness (except any obligation to provide additional funds to Subsidiaries of the US Borrower as part of any Qualified Securitization Transaction).

“Debt Discount Adjustment” means at any time, with respect to any interest-bearing Indebtedness for Borrowed Money of the US Borrower or any of its consolidated Subsidiaries, the amount (if any) by which (a) the full outstanding principal amount of such Indebtedness for Borrowed Money exceeds (b) the amount of the liability reflected on the books of the US Borrower or such consolidated Subsidiary with respect to such Indebtedness for Borrowed Money. Without limiting the generality of the foregoing, it is understood that the concept of a “Debt Discount Adjustment” would not apply to non-interest bearing commercial paper issued at a discount or “zero coupon” bonds.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent after notice to the US Borrower and such Lender, that has (a) failed to fund any portion of its Revolving Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, unless such Lender’s failure to fund such Loan is based on such Lender’s good faith determination that the conditions precedent to funding such loan under this Agreement have not been satisfied and such Lender has notified the Administrative Agent in writing of such determination, (b) notified the US Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement (unless such notice or public statement indicates that such position is based on such Lender’s good faith determination that the conditions precedent to such funding obligations under this Agreement have not been satisfied), (c) failed, within five Business Days after a written request by the Administrative Agent (based on the reasonable belief that it may not fulfill its funding obligations and a copy of which was sent to the US Borrower), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, unless the subject of a good faith dispute, provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount (other than a de minimis amount) required to be paid by it hereunder within five Business Days of the date when due, unless the subject of a good faith dispute, (e) in the case of a Revolving Lender, (i) has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or has a parent company that has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action authorizing, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action authorizing, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment (unless in the case of any Lender referred to in this clause (e) the US Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder); provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (f) become, or has a parent company that has become, the subject of a Bail-In Action.

“Disclosed Matters” means the actions, suits and proceedings disclosed in Schedule 5.05.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, transfer or other disposition thereof (whether effected pursuant to a Division or otherwise). The term “Dispose” shall have a correlative meaning.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dividend/Investment Date” means the date which is three (3) months after the date of incurrence of Acceptable Additional Indebtedness.

“Dollars”, “dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Eligible Collateral” shall mean, as at any date of determination (a) the sum of “Finance receivables, net,” “Net investment in operating leases,” “Cash and cash equivalents”, “Restricted cash and cash equivalents” and “Vehicle inventory” or any similar items resulting from the recharacterization of any of the foregoing items from time to time, each as set forth in the US Borrower’s financial statements as of such date plus (b) fixed assets, as calculated consistent with the US Borrower’s past practices as of such date less (c) the sum of “Retail secured borrowing/Revolving retail accounts,” “Lease secured borrowing/Borrowing secured by operating and finance leases,” and “Wholesale secured borrowing/Revolving wholesale note trust” or any similar items from time to time, each as set forth in the US Borrower’s financial statements as of such date; provided that the amount of Used Truck Loans included in Eligible Collateral shall not exceed the lesser of (i) $170,000,000 and (ii) the maximum amount of Used Truck Loans that would not cause the Loan to Value Ratio to exceed ~~(x) in the case of Used Truck Loans relating to MaxxForce Used Trucks, 65% and (y) in the case of all other Used Truck Loans,~~ 85%.

“Equalization Date” means any date on which either (a) an Event of Default described in clause (i) or (j) of Article IX has occurred or (b) all Commitments shall have been terminated prior to the ~~Second~~Third Extended Maturity Date and/or the Loans shall have been declared immediately due and payable, in either case pursuant to Article IX.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

“ERISA Affiliate” means any entity (whether or not incorporated) that, together with the US Borrower, is treated as a single employer under Section 4001 of ERISA or Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period referred to in 4043(c) of ERISA is waived); (b) the failure of the US Borrower or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the US Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the US Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the US Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the US Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the US Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article IX.

“Excluded Swap Obligation” means with respect to any guarantor, any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such guarantor of, or the grant by such guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender (x) having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document or (y) having a representative office or a subsidiary in Mexico, provided that any such representative office or subsidiary is not the lending office), (ii) in the case of a Lender, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (x) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by any Borrower under Section 4.14) or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.12, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (iii) any taxes imposed by reason of the Administrative Agent or such Lender’s failure to comply with Section 4.12(c) through (e), in excess of the additional amounts that would have been payable had the Administrative Agent or any Lender complied with such Section, or (iv) any withholding taxes imposed under FATCA.

“Existing Credit Agreement” means the Second Amended and Restated Credit Agreement (as amended, supplemented or otherwise modified prior to the date hereof), dated as of December 2, 2011, among the Borrowers, the banks listed therein and JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Citibank, N.A., as documentation agent.

“Extended Maturity Date” means June 1, 2018.

“Extended Revolving Commitments” has the meaning assigned to such term in Section 4.17(b).

“Extended Revolving Loans” has the meaning assigned to such term in Section 4.17(b).

“Extended Term Loans” has the meaning assigned to such term in Section 4.17(b).

“Extending Term Loan Lender” has the meaning assigned to such term in Section 4.17(b).

“Extension” has the meaning assigned to such term in Section 4.17(b).

“Extension Offer” has the meaning assigned to such term in Section 4.17(b).

“Facility” means each of (a) the 2011 Term Loans and (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”).

“FATCA” means, Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into pursuant to any of the foregoing.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“First Lender” has the meaning set forth in Section 12.18(b).

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) the sum of (i) consolidated interest expense of the US Borrower and its consolidated Subsidiaries, (ii) consolidated income of the US Borrower and its consolidated Subsidiaries before income taxes, (iii) dividends on any preferred stock of the US Borrower or other scheduled payments of a similar nature and (iv) any International Contributions with respect to any fiscal quarter during such period to (b) the sum of (i) consolidated interest expense of the US Borrower and its consolidated Subsidiaries and (ii) dividends on any preferred stock of the US Borrower or other scheduled payments of a similar nature.

“Foreign Lender” means, in respect of any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, Mexico, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning set forth in Section 12.04(h).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including an aval and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include (i) endorsements for collection or deposit or (ii) standard contractual indemnities, each in the ordinary course of business or (iii) any Customary Securitization Undertaking. The amount of any Guarantee of any guaranteeing Person shall be deemed to be the lower of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (B) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person’s maximum reasonably anticipated liability (assuming such Person is required to perform) in respect thereof as determined by such Person in good faith.

“Hedging Agreement” means any interest rate agreement, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate”.

“IMSS” means the Instituto Mexicano del Seguro Social or Mexican Social Security Institute.

“Increased Amount Date” has the meaning set forth in Section 4.16(a).

“Indebtedness” of any Person means on any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all Guarantees by such Person of Indebtedness of others, (d) all Capital Lease Obligations of such Person and (e) all obligations, contingent or otherwise, of such Person to reimburse issuers of letters of credit, surety bonds or similar obligations for payments made to repay, purchase or otherwise retire any Indebtedness referred to in the foregoing clauses (a) through (d), excluding trade payables and accrued expenses.

“Indebtedness for Borrowed Money” means the types of Indebtedness referred to in clauses (a) and (b) of the definition of “Indebtedness”.

“Index Debt” means senior, unsecured, long-term Indebtedness for Borrowed Money that is not guaranteed by any other Person or subject to any other credit enhancement.

“Individual Swingline Sublimit” means an aggregate principal amount equal to $~~25,000,000~~50,000,000 .

“INFONAVIT” means the Mexican Instituto del Fondo Nacional de la Vivienda para los Trabajadores or Workers’ Housing Fund Institute.

“Intercompany Loan Agreements” means each agreement from time to time creating or evidencing any Indebtedness owing from time to time to the US Borrower from one of its Subsidiaries.

“Interest Election Request” means a request by any Borrower to convert or continue a Borrowing in accordance with Section 4.02.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, or six months (or, if available from the relevant Lenders, one, two or three weeks or twelve months or other period requested by the relevant

Borrower) thereafter, as the relevant Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“International” means Navistar, Inc. (formerly known as International Truck and Engine Corporation), a Delaware corporation.

“International Contribution” means a contribution from International pursuant to the Parents’ Side Agreement with respect to any fiscal quarter so long as such contribution from International is made on or after the first day of such fiscal quarter and on or prior to the day that is three Business Days following the date of delivery of the financial statements for the relevant fiscal quarter (or, if earlier, the date a quarterly or annual report containing such financial statements is required to be filed with the SEC) (it being understood that each such contribution shall be credited with respect to only one fiscal quarter; provided that such credit shall be effective as to such fiscal quarter for all periods in which such fiscal quarter is included).

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available for dollars) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment Return Amount” means the aggregate amount of any repayment of, return upon or distribution received with respect to Investments made by the US Borrower pursuant to Section 8.05(a)(xvi).

“Investment Return Date” means the date of receipt by the US Borrower of any Investment Return Amount.

“Investments” has the meaning set forth in Section 8.05(a).

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder (or any affiliate thereof in its capacity as issuer of Letters of Credit hereunder), and its successors in such capacity as provided in Section 2.09(i).

“Joinder Agreement” has the meaning set forth in Section 4.16(a).

“Joint Lead Arrangers” means JPMorgan Chase Bank, N.A. and ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated~~Bank of America Securities, Inc. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement). For the avoidance of doubt, the 2019 Amendment Lead Arrangers (as such term is defined in Amendment No. 4) shall constitute “Joint Lead Arrangers” for purposes of this Agreement.

“KPMG” means KPMG LLP.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of Letters of Credit that have not yet been reimbursed by or on behalf of the US Borrower at such time. The LC Exposure of any US Lender in respect of any Letter of Credit shall be its US Funding Revolving Commitment Percentage (determined on the date of issuance thereof, as reduced or increased by any assignment effected in accordance with Section 12.04) of the LC Exposure in respect of such Letter of Credit, as reduced by any reduction of such Letter of Credit or any reimbursed drawings thereunder.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.

“Letter of Credit” means any letter of credit issued pursuant to Section 2.09.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollars with a maturity comparable to such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time to such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion)); provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, assignment, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loans” means the loans made by the Lenders to any Borrower pursuant to this Agreement.

“Loan Documents” means this Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, the TLB Joinder Agreement, the Security Documents, the Notes, the Parent Guarantee, the Parents’ Side Agreement and any amendment, waiver, supplement or any other modification to any of the foregoing.

“Loan to Value Ratio” means the ratio (expressed as a percentage) of (a) Used Truck Loans to (b) the Net Realizable Value of the eligible used truck inventory, as set forth in the Parent’s financial statements and pledged to the US Borrower on a first priority basis under the Used Truck Loan Agreement.

“Majority Facility Lenders” means with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Credit Exposure, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

“Master Intercompany Agreement” means the Amended and Restated Master Intercompany Agreement, dated as of April 1, 2007, between the US Borrower and International, as amended by the Treasurer’s Agreement Number 1, dated as of January 30, 2009, the Treasurers’ Agreement Number 2, dated as of July 31, 2009, the Treasurers’ Agreement Number 3, dated as of December 16, 2009, the Treasurers’ Agreement Number 4, dated as of June 1, 2011, the Treasurers’ Agreement Number 5, dated as of October 31, 2011, the Treasurers’ Agreement Number 6, dated as of January 21, 2012, the Treasurers’ Agreement Number 7, dated as of September 28, 2012, the Treasurers’ Agreement Number 8, dated as of April 21, 2014, and the Treasurers’ Agreement Number 9, dated as of July 18, 2014, and as further amended, supplemented or otherwise modified from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of the US Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of any Loan Document or the rights and remedies of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements in an aggregate principal amount exceeding (a) $25,000,000, in the case of the US Borrower, and (b) $15,000,000, in the case of the Mexican Borrower. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Borrower in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower would be required to pay if such Hedging Agreement were terminated at such time.

“MaxxForce Used Trucks” shall mean tractors powered by a “MaxxForce” 11, 13 or 15 engine.

“Mexican”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are being made to the Mexican Borrower.

“Mexican Borrower” has the meaning set forth in the Preamble to this Agreement.

“Mexican Change in Control” shall occur in the event that the Parent ceases to own, directly or indirectly, more than 50% of the voting Capital Stock of the Mexican Borrower.

“Mexican Commitment” means, with respect to each Mexican Lender, the commitment of such Lender to make Mexican Revolving Loans hereunder, in an aggregate amount not to exceed at any time outstanding the lesser of (i) the amount initially set forth opposite such Lender’s name on Schedule 2.01 under the heading “Mexican Commitment”, “Mexican Extended Commitment” or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Mexican Commitment, as applicable, and (ii) the US Commitment of such Mexican Lender, as either such commitment may be (a) reduced from time to time pursuant to Section 4.03 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The aggregate principal amount of the Mexican Commitments as of the Amendment No. ~~1~~4 Effective Date is $~~80,500,000~~100,000,000 of which $~~80,500,000~~100,000,000 constitute Mexican Extended Commitments. For the avoidance of doubt, any Mexican Extended Commitments shall be a Mexican Commitment for all purposes of this Agreement.

“Mexican Extended Commitments” means each Mexican Commitment listed on Schedule 2.01 as a “Mexican Extended Commitment”.

“Mexican Commitment Percentage” means, as to any Mexican Lender at any time, the percentage which such Lender’s Mexican Commitment then constitutes of the aggregate Mexican Commitments of all Mexican Lenders (or, if all Mexican Commitments have terminated or expired, the percentage shall be determined based upon the Mexican Commitments most recently in effect, giving effect to any assignments).

“Mexican Income Tax Law” means the Ley del Impuesto sobre la Renta of Mexico, as amended from time to time, or any successor statute.

“Mexican Lender” means each Lender having an amount greater than zero set forth opposite such Lender’s name in Schedule 2.01 under the heading “Mexican Commitment” or “Mexican Extended Commitments”, as applicable, and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance with respect to a Mexican

Commitment. Any US Lender may cause a branch or Affiliate of such US Lender to make available its Mexican Commitment and to make the Mexican Loans thereunder, and the term “Mexican Lender” shall include such branch or affiliate in such capacity where the context permits; provided that any such US Lender causing a branch or Affiliate of such US Lender to make available its Mexican Commitment and to make the Mexican Loans thereunder will not require the Mexican Borrower pay additional amounts under Section 4.12 higher than those it would have paid if such US Lender did not take such action (except to the extent such additional amounts result from a Change in Law occurring after such action).

“Mexican Obligations” means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Mexican Revolving Loans and interest accruing after the filing of any petition in bankruptcy (“concurso mercantil” or “quiebra”), or the commencement of any insolvency, reorganization or like proceeding, relating to the Mexican Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Mexican Revolving Loans and all other obligations and liabilities of the Mexican Borrower to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Mexican Borrower pursuant to the terms of this Agreement) or otherwise.

“Mexico” means the United Mexican States.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Permitted Investments (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) or (b) in connection with any Capital Market Transaction, the proceeds thereof in the form of cash, net of attorneys’ fees, accountants’ fees, investment banking fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Net Realizable Value” means the estimated selling price of the eligible used truck inventory in the ordinary course of business less reasonably predictable costs of completion and disposal, as disclosed in the Parent’s annual and quarterly public filings.

“New Lender” has the meaning set forth in Section 4.16(b).

“New Term Loans” has the meaning set forth in Section 4.16(a).

“New Term Loan Commitments” has the meaning set forth in Section 4.16(a).

“New TLB Commitments” has the meaning set forth in Section 4.16(a).

“New TLB Loans” has the meaning set forth in Section 4.16(a).

“NFSC” means Navistar Financial Securities Corporation, a Delaware corporation, and its successors.

“Non-Excluded Taxes” has the meaning set forth in Section 4.12(a).

“Non-Mexican Lender” means each US Lender which is not a Mexican Lender.

“Note” has the meaning set forth in Section 4.04(e).

“Original Closing Date” means December 2, 2011.

“Original Maturity Date” means December 2, 2016.

“Other Lender” has the meaning set forth in Section 12.18(b).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other similar excise or property taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent” means Navistar International Corporation, a Delaware corporation.

“Parent Guarantee” means the Fourth Amended and Restated Parent Guarantee, dated as of the date hereof, substantially in the form of Exhibit G, as amended, supplemented, or otherwise modified from time to time.

“Parents’ Side Agreement” means the Fourth Amended and Restated Parents’ Side Agreement, substantially in the form of Exhibit C, dated as of the date hereof, by the Parent and International for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

“Participant” has the meaning set forth in Section 12.04(e).

“Past Due Serviced Wholesale Notes” at the end of any month means the aggregate Unpaid Balances at the end of such month of all Serviced Wholesale Notes (or installments thereof) which are more than one month past due at the end of such month.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permanent Repayment Amount” means the portion of the aggregate principal amount of the Investments made pursuant to Section 8.05(a)(xvii) that is permanently repaid by the Cayman Affiliate to the US Borrower and which such amount may not be made by the US Borrower to the Cayman Affiliate as an Investment pursuant to Section 8.05(a)(xvii) after the date of such repayment.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments or governmental charges that are not yet due or are being contested in compliance with Section 7.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that (i) are not overdue by more than 30 days or (ii) are being contested in compliance with Section 7.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, health insurance and other social security laws or regulations and withholding taxes;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the relevant Borrower or any of its Subsidiaries;

(f) Liens arising from judgments, decrees or attachments that do not constitute an Event of Default hereunder;

(g) Liens arising from precautionary Uniform Commercial Code financing statements filed in connection with operating leases of the US Borrower or its Subsidiaries;

(h) any interest or title of a licensor, lessor or sublessor under any license, lease or sublease entered into by any Borrower in the ordinary course of business and covering only the assets so licensed, leased or subleased; and

(i) Liens arising in connection with any Qualified Securitization Transaction;

provided that, with respect to clauses (a) through (h) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holder” means Volkswagen AG or any Affiliate or Affiliates of the foregoing.

“Permitted Investments” means:

(a) securities (1) issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) or (2) issued by a United States government-sponsored enterprise having a rating of at least “A” from S&P or “A2” from Moody’s, and in each case having maturities of not more than twenty-four months from the date of acquisition

(b) certificates of deposit and eurodollar time deposits with maturities of twenty-four months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twenty-four months and overnight bank deposits, in each case, with any commercial bank incorporated under the laws of the United States of America, any state thereof or the District of Columbia having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better;

(c) repurchase obligations or securities lending arrangements for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d) commercial paper either (1) having a rating of at least “A-2” from S&P or “P-2” from Moody’s or (2) issued by an issuer the long-term unsecured debt obligations of which have a rating of at least “A” from S&P or “A2” from Moody’s, and in each case maturing within 270 days after the date of acquisition or asset-backed securities having a rating of at least “A” from S&P or “A2” from Moody’s and in each case maturing within thirty-six months after the date of acquisition;

(e) demand or time deposit accounts used in the ordinary course of business with overseas branches of commercial banks incorporated under the laws of the United States of America, any state thereof or the District of Columbia, provided that such commercial bank has, at the time of the Investment therein, (1) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100,000,000 and (2) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the Investment therein, are rated at least “A” from S&P or “A2” from Moody’s;

(f) obligations (including, but not limited to demand or time deposits, bankers’ acceptances and certificates of deposit) issued or guaranteed by a depository institution or trust company incorporated under the laws of the United States of America, any state thereof or the District of Columbia, provided that (A) such instrument has a final maturity not more than one year from the date of purchase thereof and (B) such depository institution or trust company has at the time of the Investment therein or contractual commitment providing for such Investment, (x) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100,000,000 and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the Investment therein or contractual commitment providing for such Investment, are rated at least “A” from S&P or “A2” from Moody’s; and

(g) money market funds at least 95% of the assets of which constitute Permitted Investments of the kinds described in clauses (a) through (f) of this definition.

Notwithstanding the foregoing, Investments (1) which would otherwise constitute Permitted Investments of the kinds described in clauses (a), (b), (c) and (d) that are permitted to have maturities in excess of twelve months shall only be deemed to be Permitted Investments under this definition if and only if the total weighted average maturity of all Permitted Investments of the kinds described in clauses (a), (b), (c) and (d) does not exceed twelve months on an aggregate basis and (2) which constitute Permitted Investments at the time of the Investment therein but thereafter cease to constitute Permitted Investments shall, notwithstanding such cessation, continue to be deemed to constitute Permitted Investments for all purposes of this Agreement until ten Business Days after the US Borrower obtains knowledge of such cessation.

“Permitted Receivables Document” means any document to which the US Borrower or any Subsidiary of the US Borrower is a party that relates to a sale or transfer by the US Borrower or such Subsidiary of Receivables, undivided interests therein or rights to receive income therefrom.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the US Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Liquidation” means, with respect to the Parent, a plan (including by operation of law), that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the Parent to holders of capital stock of the Parent.

“Pricing Grid” means the table set forth below:

Revolving Loans (other than Revolving Loans with respect to US Extended Revolving Commitment and Mexican Extended Revolving Commitments) and 2011 Extended Maturity Term Loans:

Index Debt Ratings:	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Level 1: BB or higher and Ba2 or higher	2.00%	3.00%	0.625%
Level 2: B+ or higher and B1 or higher and Level 1 does not apply	2.75%	3.75%	0.625%
Level 3: CCC+ or higher and Caa1 or higher and Levels 1 and 2 do not apply	3.25%	4.25%	0.875%
Level 4: Levels 1, 2 and 3 do not apply	3.75%	4.75%	1.000%

On and after the Amendment No. 1 Effective Date, Revolving Loans with respect to US Extended Revolving Commitment and Mexican Extended Revolving Commitments and Swingline Loans:

Index Debt Ratings:	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Level 1: BB or higher and Ba2 or higher	1.25%	2.25%	0.375%
Level 2: B+ or higher and B1 or higher and Level 1 does not apply	1.75%	2.75%	0.500%
Level 3: B- or higher and B3 or higher and Levels 1 and 2 do not apply	2.00%	3.00%	0.500%
Level 4: Levels 1, 2 and 3 do not apply	3.00%	4.00%	0.625%

For purposes of the foregoing, (i) if either (or both) of S&P or Moody’s (or a similar nationally recognized rating agency satisfactory to both the US Borrower and the Administrative Agent) shall not have in effect a rating for the Index Debt of the Parent and shall not have in effect a rating for the Index Debt of the US Borrower, then Level 4 shall be used to determine the Applicable Rate; and (ii) if the ratings established or deemed to have been established by S&P and Moody’s (or a similar nationally recognized rating agency satisfactory to both the US Borrower and the Administrative Agent) for the Index Debt of the Parent or the US Borrower, as applicable shall be changed (other than as a result of a change in the rating system of S&P or Moody’s (or a similar nationally recognized rating agency satisfactory to both the US Borrower and the Administrative Agent)), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody’s (or a similar nationally recognized rating agency satisfactory to both the US Borrower and the Administrative Agent) shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the US Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 12.25.

“Qualified Keepwell Provider” means, in respect of any Swap Obligation, the Parent and its Subsidiaries, that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the US Borrower or any of its Subsidiaries in connection with or reasonably related to (a) a transaction or series of transactions in which the US Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or interests therein secured by the goods or services financed thereby (whether such Receivables are then existing or arising in the future) of the US Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all security interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets or (b) financing transactions based upon receivables that are in the ordinary course of business for a finance company at the time of the consummation thereof so long as the recourse to the US Borrower (excluding residual guarantees) is no greater than 25%; provided that any recourse to the US Borrower between 15% and 25% shall be included as Indebtedness for purposes of calculating the Consolidated Leverage Ratio, notwithstanding clause (b)(ii) of the definition of “Consolidated Total Debt” in this Section 1.01.

“Receivables” means, as the context may require, either (a) all assets of the types classified under the heading “Finance Receivables” on the statement of consolidated financial condition of the US Borrower and its consolidated Subsidiaries as of October 31, 2015 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2015 Annual Report and reported on by KPMG or (b) the aggregate Unpaid Balances thereof or (c) equipment on operating leases.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the US Borrower or its Subsidiaries that yields gross proceeds to the US Borrower or its Subsidiaries in excess of $10,000,000.

“Redeemable Preferred Stock” means preferred stock of the US Borrower which is required, or at the option of the holder may be required, to be redeemed or repurchased at any time.

“Register” has the meaning set forth in Section 12.04(c).

“Reimbursement Obligation” means the obligation of the US Borrower to reimburse the Issuing Bank for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount” means with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the US Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 4.06(a) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Asset Sale or Recovery Event in respect of which the US Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the US Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in the business of the US Borrower and its Subsidiaries.

“Reinvestment Prepayment Amount” means with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the business of the US Borrower and its Subsidiaries.

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the US Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in business of the US Borrower and its Subsidiaries with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, employees, agents and advisors of such Person and such Person’s Affiliates.

“Requested Mexican Loans” has the meaning set forth in Section 2.07(a).

“Required Lenders” means, at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the aggregate US Revolving Commitments then in effect; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article IX, and for all purposes after the Loans become due and payable pursuant to Article IX or the Commitments expire or terminate, “Required Lenders” means Lenders having Term Loans and Revolving Credit Exposures representing more than 50% of the aggregate amount of the Term Loans and the aggregate Revolving Credit Exposures of all Lenders.

“Responsible Officer” means, (a) with respect to the US Borrower, the chief executive officer, president, chief financial officer, vice president and treasurer, vice president and controller, assistant treasurer and general counsel of such Borrower, but in any event, with respect to financial matters, the vice president and treasurer or the vice president and controller of such Borrower and (b) with respect to the Mexican Borrower, the treasurer, financial director and managing director of such Borrower, but in any event, with respect to financial matters, the treasurer or the financial director of such Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Borrower or any Subsidiary (except dividends payable solely in shares of its capital stock), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of such Borrower or any option, warrant or other right to acquire any such shares of capital stock of such Borrower.

“Revolving Commitments” means, collectively, the US Revolving Commitments and the Mexican Commitments.

“Revolving Commitment Termination Date” means, (a) with respect to the US Revolving Commitments (other than the US Extended Revolving Commitments) and the Mexican Commitments (other than the Mexican Extended Commitments), the Extended Maturity Date and (b) with respect to the US Extended Revolving Commitments and the Mexican Extended Commitments, the ~~Second~~Third Extended Maturity Date.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Exposure Percentage” means, on any date with respect to any Lender, the percentage which the Revolving Credit Exposure of such Lender constitutes of the Revolving Credit Exposure of all Lenders.

“Revolving Lender” means each Lender that has a Revolving Commitment or that holds Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.06 or Section 3.03.

“S&P” means Standard & Poor’s Ratings Services.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Belarus, Cuba, Iran, North Korea, Sudan, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, Mexico, Canada, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the Financial Intelligence Unit (Unidad de Inteligencia Financiera) of the Ministry of Finance and Public Credit of Mexico (Secretaria de Hacienda y Crédito Público) or other relevant sanctions authority (each, a “Sanctions Authority”), (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by, acting for or on behalf of, providing assistance, support or services of any kind to, or otherwise associated with, any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, Mexico, Canada, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the Financial Intelligence Unit (Unidad de Inteligencia Financiera) of the Ministry of Finance and Public Credit of Mexico (Secretaria de Hacienda y Crédito Público) or other relevant sanctions authority, including but not limited to the Mexican Office of the General Attorney (Procuraduría General de la República) or any competent authority as appointed by the laws of Mexico and (c) the respective governmental institutions, agencies and subdivisions of any of (a) or (b).

“Sanctions Authority” has the meaning assigned to it in the definition of “Sanctioned Person”.

“SAR” means the Mexican Sistema de Ahorro para el Retiro or Savings for Retirement System.

“Second Extended Maturity Date” means September 18, 2021.

“Securitization Subsidiary” means a wholly owned Subsidiary of the US Borrower which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the US Borrower (as provided below) as a Securitization Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the US Borrower or any other Subsidiary of the US Borrower other than pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the US Borrower or any other Subsidiary of the US Borrower in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the US Borrower or any other Subsidiary of the US Borrower, directly or indirectly, contingently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the US Borrower nor any other Subsidiary of the US Borrower (i) provides any credit support (for the avoidance of doubt, no Intercompany Loan Agreement shall be deemed to constitute “credit support”) or (ii) has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to the US Borrower or such Subsidiary than could be obtained from an unrelated Person (other than Standard Securitization Undertakings and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary) and (c) with which neither the US Borrower nor any Subsidiary of the US Borrower has any obligation to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the US Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolutions of the Board of Directors of the US Borrower giving effect to such designation.

“Security Agreement” means the Second Amended and Restated Security, Pledge & Trust Agreement dated as of the date hereof between the US Borrower and the Trustee, a copy of which is attached as Exhibit H.

“Security Documents” means the collective reference to the Security Agreement, the Blocked Account Agreement and all other security documents hereafter delivered to the Administrative Agent or Trustee, as applicable, granting a Lien on any property of any Person to secure the obligations and liabilities of the Borrowers under any Loan Document.

“Serviced Wholesale Notes” means, at any time, as the context may require, (a) all outstanding Wholesale Notes which the US Borrower, NFSC or any other Subsidiary of the US Borrower owns at such time or which the US Borrower, NFSC or any other Subsidiary of the US Borrower has theretofore sold and continues to have an economic interest in (through ownership of a seller certificate, a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (b) the Unpaid Balances thereof.

“SPC” has the meaning set forth in Section 12.04(h).

“Special Dividend” means Restricted Payments in an amount not to exceed, together with all Investments made pursuant to Section 8.05(a)(xvi), the Additional Dividend/Investment Amount.

“Standard Securitization Undertakings” means representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” means Indebtedness that (i) is unsecured and is subordinated to the US Obligations, (ii) is not Guaranteed by the Parent, International or any subsidiary of the Parent or International, (iii) does not mature or require any scheduled payment of principal or any mandatory repayment or prepayment (contingent or otherwise) prior to the date that is six months after the ~~Second~~Third Extended Maturity Date, and (iv) contains other terms and conditions reasonably acceptable to the Administrative Agent (it being understood that the terms of such Indebtedness shall not include any financial covenants or a default based solely on the occurrence of a Default or Event of Default).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of any Borrower.

“Supported QFC” has the meaning assigned to it in Section 12.25.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender in respect of any Swingline Loan shall be its US Funding Revolving Commitment Percentage (determined on the date such Swingline Loan is made, as reduced or increased by any assignment effected in accordance with Section 12.04) of the principal amount of such Swingline Loan (to the extent such Lender did not make such Swingline Loan in the capacity as a Swingline Lender).

“Swingline Lender” means (i) JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder, (ii) Bank of America, N.A., in its capacity as lender of Swingline Loans hereunder and (iii) any other Lender as may be selected by the US Borrower and agreed to by such Lender, with the written consent of the Administrative Agent, such consent not to be unreasonably withheld.

“Swingline Loan” means a Loan made pursuant to Section 2.08.

“Tax Allocation Agreement” means the Tax Allocation Agreement, dated as of April 14, 2008, by and among Parent and each of its subsidiary corporations, as amended by the First Amendment, dated as of January 22, 2009, the Joinder, dated as of December 16, 2009, the Joinders, dated as of March 18, 2010, and the Joinders, dated as of April 22, 2016, and as further amended, supplemented or otherwise modified from time to time.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, inflationary adjustments, additions to tax or penalties applicable thereto.

“Term Lender” means each US Lender that holds a Term Loan or that has a New Term Loan Commitment.

“Term Loan” means any 2011 Term Loan and, following the making thereof, any New Term Loan.

“Term Percentage” means, as to any Term Lender, at any time, the percentage which the aggregate principal amount of such Lender’s Term Loans (or 2011 Term Loans or New Term Loans, as the context so requires) then outstanding constitutes of the aggregate principal amount of the applicable Term Loans then outstanding.

“(Three-Month Total)” means, when used with respect to any type of Receivables (or portions thereof) at the end of any month, the sum of the aggregate Unpaid Balances of such type of Receivables (or portions thereof) at the end of such month and at the end of each of the immediately preceding two months.

“Third Extended Maturity Date” means May 23, 2024.

“TLB Joinder Agreement” shall mean that certain Joinder Agreement, dated as of July 30, 2018, among the US Borrower, the Lenders party thereto and the Administrative Agent.

“Total Revolving Commitments” means at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Credit Exposure” means at any time, the aggregate amount of the Revolving Credit Exposure of the Lenders outstanding at such time.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and the execution, delivery and performance by the Parent of the Parent Guarantee and by the Parent and International of the Parents’ Side Agreement.

“Trustee” means Deutsche Bank Trust Company Americas.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unpaid Balance” means at any time with respect to any Serviced Wholesale Note (or installment thereof), the unpaid principal amount thereof at such time.

“Unrestricted Cash” means all cash and Marketable Securities (as defined in the Security Agreement) of the US Borrower and its Subsidiaries not classified as “Restricted Cash” in accordance with GAAP.

“US”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are being made to the US Borrower.

“U.S.” and “United States” means the United States of America.

“US Borrower” has the meaning set forth in the preamble to this Agreement.

“US Commitments” means, collectively, the New Term Loan Commitments and the US Revolving Commitments.

“US Funding Revolving Commitment Percentage” means, as at any date of determination (after giving effect to the making, and application of proceeds, of any Loans made on such date pursuant to Section 2.07), with respect to any US Lender, that percentage which the Available US Revolving Commitment of such Lender then constitutes of the aggregate Available US Revolving Commitments; provided that each US Lender’s US Funding Revolving Commitment Percentage of any US Revolving Loan or Swingline Loan the proceeds of which are applied to refund any Swingline Loan or to pay reimbursement obligations in respect of any Letter of Credit shall be equal to such US Lender’s US Funding Revolving Commitment Percentage of such Swingline Loan or reimbursement obligations (determined on the date on which such Swingline Loans were made or such Letter of Credit was issued, as the case may be, but giving effect to any assignments).

“US Lenders” means each Lender having an amount greater than zero set forth under the heading “US Extended Revolving Commitment”, “US Revolving Commitment”, “2011 Original Maturity Date Term Loans” or “2011 Extended Maturity Date Term Loans” opposite its name on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or a Joinder Agreement with respect to a 2011 Term Loan or a US Commitment.

“US Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the US Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the US Borrower to the Administrative Agent or to any Lender (or, in the case of Hedging Agreements, any counterparty thereto that at the time such Hedging Agreement was entered into, was a Lender or an Affiliate of an Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedging Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the US Borrower pursuant hereto) or otherwise.

“US Extended Revolving Commitment” means each US Revolving Commitment listed on Schedule 2.01 as a “US Extended Revolving Commitment”.

“US Revolving Commitment” means, with respect to each US Lender, the commitment of such Lender to make US Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, in an aggregate amount not to exceed at any time outstanding the amount initially set forth opposite such Lender’s name on Schedule 2.01 under the heading “US Revolving Commitment” or in the Joinder Agreement or Assignment and Acceptance pursuant to which such Lender shall have assumed its US Revolving Commitment, as applicable, as such commitment may be (a) reduced from time to time pursuant to Section 4.03 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The aggregate principal amount of the US Revolving Commitments as of the Amendment No. ~~1~~4 Effective Date is $~~274,675,378.55~~747,500,000.00 of which $~~269,199,188.07~~747,500,000.00 constitute US Extended Revolving Commitments. For the avoidance of doubt, any US Extended Revolving Commitment shall be a US Revolving Commitment for all purposes of this Agreement.

“US Revolving Commitment Percentage” means, as to any US Lender at any time, the percentage which such Lender’s US Revolving Commitment then constitutes of the aggregate US Revolving Commitments of all US Lenders (or, if all US Revolving Commitments have terminated or expired, the percentage shall be determined based upon the US Revolving Commitments most recently in effect, giving effect to any assignments).

“US Special Resolution Regime” has the meaning assigned to it in Section 12.25.

“Used Truck Loan Agreement” means the Used Truck Financing Secured Note, dated as of July 23, 2014 (as amended, supplemented or otherwise modified from time to time), between the US Borrower and International.

“Used Truck Loans” shall mean the aggregate outstanding amounts owed by International to the US Borrower under the certain Used Truck Loan Agreement, which shall equal the amount of “Finance Receivables from Affiliates” as set forth in the US Borrower’s financial statements, less any amounts included therein that are not related to that Used Truck Loan Agreement as described in the footnotes to such financial statements.

“Warehousing Collateral” means the collateral securing Warehousing Debt, including, without limitation, any spread account or reserve required to be established under the relevant securitization documents.

“Warehousing Debt” means as of any date Indebtedness of the US Borrower or any of its Subsidiaries with respect to which (i) neither the US Borrower nor any of its Subsidiaries (other than the US Borrower or such Subsidiary) has any liability, absolute or contingent, direct or indirect, provided that, for purposes of the foregoing, neither the US Borrower nor any of its Subsidiaries shall be deemed to have any liability with respect to any such Indebtedness solely as a result of any Customary Securitization Undertaking of the US Borrower or such Subsidiary, as the case may be, and (ii) recourse for payment thereof is expressly limited to the Warehousing Collateral.

“Wholesale Notes” means, as the context may require, (a) all assets of the types classified under the heading “Wholesale notes” in the statement of consolidated financial condition of the US Borrower and its consolidated Subsidiaries as of October 31, 2015 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2015 Annual Report and reported on by KPMG or (b) the aggregate Unpaid Balances thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement and any other Loan Document, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”), by Type (e.g., a “Eurodollar Loan”), by Borrower (e.g., a “Mexican Loan”), by Class and Type (e.g., a “Eurodollar Revolving Loan”), by Class and Borrower (e.g., a “Mexican Revolving Loan”), by Borrower and Type (e.g., a “Mexican Eurodollar Loan”) or by Class, Type and Borrower (e.g., a “Mexican Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) by Type (e.g., a “Eurodollar Borrowing”), by Borrower (e.g., a “Mexican Borrowing”), by Class and Type (e.g., a “Eurodollar Revolving Borrowing”), by Class and Borrower (e.g., a “Mexican Revolving Loan”), by Borrower and Type (e.g., a “Mexican Eurodollar Loan”) or by Class, Type and Borrower (e.g., a “Mexican Eurodollar Revolving Loan”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) if the US Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the US Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP, or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (b) if at any time after the Effective Date, any obligations of the US Borrower or any of its Subsidiaries that would not have constituted Indebtedness as of the Effective Date are recharacterized as Indebtedness in accordance with any relevant changes in GAAP, such recharacterized obligations shall not be considered Indebtedness for all purposes hereunder. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of the Parent, the US Borrower or any Subsidiary at “fair value”, as defined therein.

SECTION 1.05. Interpretation. References in this Agreement to the term “sale” with respect to any transfer of Receivables, rights to receive income therefrom or undivided interests therein are deemed to include any transfer which purports to be a sale on the face of the agreement governing such transfer, without regard to whether such transfer would constitute a “true sale” under applicable legal principles. The terms “sell” and “sold”, as used as described in the foregoing sentence, shall have correlative meanings.

ARTICLE II

THE US CREDIT FACILITIES

SECTION 2.01. [Reserved].

SECTION 2.02. [Reserved].

SECTION 2.03. Repayment of Term Loans. (a) Before the Original Maturity Date, the 2011 Term Loan of each Term Lender shall be repaid on May 31, 2016, August 31, 2016 and November 31, 2016 in installments, each of which shall be in an amount equal to such Lender’s Term Percentage with respect to the 2011 Term Loans multiplied by $8,500,000.

(b) On the Original Maturity Date, the remaining principal balance of the 2011 Original Maturity Date Term Loans shall be repaid in full by the US Borrower to each Term Lender holding the 2011 Original Maturity Date Term Loans in accordance with such Lender’s Term Percentage with respect to the 2011 Original Maturity Date Term Loans.

(c) After the Original Maturity Date, the 2011 Extended Maturity Date Term Loan of each Term Lender shall be repaid in consecutive quarterly installments, commencing on February 28, 2017, each of which shall be in an amount equal to such Lender’s Term Percentage with respect to the 2011 Extended Maturity Date Term Loans multiplied by 2.5% of the 2011 Extended Maturity Date Term Loans outstanding on the Original Maturity Date.

(d) The New Term Loans of each Term Lender shall be repaid in consecutive quarterly installments, each of which shall be in an amount equal to such Lender’s Term Percentage with respect to such New Term Loan multiplied by 2.5% of the New Term Loans made on the applicable Increased Amount Date pursuant to Section 4.16.

(e) Subject to Section 4.17, on the Extended Maturity Date, the remaining principal balance of the 2011 Extended Maturity Date Term Loans and New Term Loans shall be repaid in full by the US Borrower to each Term Lender holding such Loans in accordance with such Lender’s Term Percentage with respect to such Loans.

SECTION 2.04. US Revolving Commitments. Subject to the terms and conditions set forth herein, each US Lender agrees to make US Revolving Loans to the US Borrower from time to time during the Availability Period so long as after giving effect thereto (a) the Available US Revolving Commitment of each US Lender is greater than or equal to zero and (b) the aggregate Revolving Credit Exposures of all the Lenders does not exceed the aggregate US Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrower may borrow, prepay and reborrow US Revolving Loans.

SECTION 2.05. US Revolving Loans and Borrowings. (a) Each US Revolving Loan shall be made as part of a US Borrowing consisting of US Revolving Loans made by the US Lenders ratably in accordance with their US Funding Revolving Commitment Percentages. The failure of any US Lender to make any US Revolving Loan required to be made by it shall not relieve any other US Lender of its obligations hereunder; provided that the US Revolving Commitments of the US Lenders are several and no US Lender shall be responsible for any other US Lender’s failure to make US Revolving Loans as required.

(b) Subject to Sections 4.09 or 4.19, as applicable, each US Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the US Borrower may request in accordance herewith. Unless otherwise agreed between the US Borrower and the Swingline Lender as provided in Section 2.08(a), each Swingline Loan shall be an ABR Loan. Each US Lender at its option may make any US Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the US Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any US Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each US ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a US ABR Revolving Borrowing may be in an aggregate amount that is equal to (i) the entire unused balance of the total US Revolving Commitments or (ii) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.09(e) or (iii) that is required to repay any US Revolving Loans as contemplated by Section 2.07(a). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. US Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten US Eurodollar Revolving Borrowings outstanding.

Notwithstanding any other provision of this Agreement, the US Borrower shall not be entitled to request, or to elect to convert or continue, any US Borrowing if the Interest Period requested with respect thereto would end after the ~~Second~~Third Extended Maturity Date.

SECTION 2.06. Procedure for US Revolving Borrowings. To request a US Revolving Borrowing, the US Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a US Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a US ABR Borrowing, not later than 12:00 Noon, New York City time, on the date of the proposed Borrowing; provided that any such notice of a US ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.09(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable (except in the circumstance where increased costs will result or where it is illegal to make a US Eurodollar Borrowing) and shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the US Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.05:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the US Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 4.01.

If no election as to the Type of US Revolving Borrowing is specified, then the requested US Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the US Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.06, the Administrative Agent shall advise each US Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested US Borrowing.

SECTION 2.07. Certain Borrowings of US Revolving Loans and Refunding of Loans. (a) If on any date (a “Borrowing Date”) on which the Mexican Borrower has requested the Mexican Lenders to make Mexican Revolving Loans (the “Requested Mexican Loans”), (i) any Mexican Lender’s Mexican Commitment Percentage of the Requested Mexican Loans exceeds the Available Mexican Commitment of such Mexican Lender on such date (before giving effect to the making, and application of proceeds, of any Loans required to be made pursuant to this Section 2.07 on such date) and (ii) the amount of such excess is less than or equal to the aggregate Available US Revolving Commitments of all Non-Mexican Lenders (before giving effect to the making, and application of proceeds, of any Loans pursuant to this Section 2.07 on such date), each Non-Mexican Lender shall make a US Revolving Loan to the US Borrower on such date, and the proceeds of such US Revolving Loans shall be simultaneously applied to repay outstanding US Revolving Loans of the Mexican Lenders, in amounts such that, after giving effect to (A) such borrowings and repayments and (B) the making of the Requested Mexican Loans, the Revolving Credit Exposure Percentage of each US Lender will equal (as nearly as possible) its US Revolving Commitment Percentage. To effect such borrowings and repayments, (1) not later than 12:00 Noon, New York City time, on such requested Borrowing Date, the proceeds of such US Revolving Loans shall be made available by each Non-Mexican Lender to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, in immediately available funds, and the Administrative Agent shall apply the proceeds of such US Revolving Loans toward repayment of outstanding US Revolving Loans of the Mexican Lenders and (2) concurrently with the repayment of such Loans on such date, (x) the Mexican Lenders shall, in accordance with the applicable provisions hereof, make the Requested Mexican Loans in an aggregate amount equal to the amount so requested by the Mexican Borrower (but not in any event greater than the aggregate Available Mexican Commitments after giving effect to the making of such repayment of US Revolving Loans on such date) and (y) the US Borrower shall pay to the Administrative Agent for the account of the Lenders whose US Revolving Loans are repaid on such date pursuant to this Section 2.07 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to Section 4.11 in connection with such repayment.

(b) If any borrowing of US Revolving Loans is required pursuant to this Section 2.07, the US Borrower shall notify the Administrative Agent in the manner provided for US Revolving Loans in Section 2.06, except that the minimum borrowing amounts and threshold multiples in excess thereof applicable to ABR Loans set forth in Section 2.05(c) shall not be applicable to the extent that such minimum borrowing amounts exceed the amounts of US Revolving Loans required to be made pursuant to this Section 2.07.

SECTION 2.08. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the US Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding not to exceed $~~50,000,000~~100,000,000 (or, in the case of Swingline Loans made by JPMorgan Chase Bank, N.A. or Bank of America, N.A., the Individual Swingline Sublimit), so long as after giving effect thereto (i) the Available US Revolving Commitment of each US Lender is greater than or equal to zero, (ii) without duplication, the sum of the Revolving Credit Exposure of the Swingline Lender and the outstanding principal amount of Swingline Loans (to the extent that the other Lenders shall not have funded their participation) does not exceed the US Revolving Commitment of the Swingline Lender and (iii) the aggregate Revolving Credit Exposures of all the Lenders does not exceed the aggregate US Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the US Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed in writing), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. Each Swingline Loan shall be an ABR Loan. The Swingline Lender shall make each Swingline Loan available to the US Borrower by means of a credit to the general deposit account of the US Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.09(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may, by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time on any Business Day, require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which

Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s US Funding Revolving Commitment Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s US Funding Revolving Commitment Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the US Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 4.01 with respect to Loans made by such Lender (and Section 4.01 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the US Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the US Borrower (or other party on behalf of the US Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the US Borrower of any default in the payment thereof.

(d) The Swingline Lender may be replaced at any time by written agreement among the US Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the US Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 4.08. From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e) Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as the Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the US Borrower and the Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.08(d) above.

SECTION 2.09. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the US Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the US Borrower to, or entered into by the US Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the US Borrower shall deliver to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the US Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the US Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000, (ii) the Available US Revolving Commitment of each US Lender is greater than or equal to zero and (iii) the aggregate Revolving Credit Exposures of all the Lenders shall not exceed the aggregate US Revolving Commitments. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, in each case, in any manner that would result in a violation of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension; provided that such renewal or extension shall in no event extend beyond the date referred to in the following clause (ii)) and (ii) the date that is five Business Days prior to the ~~Second~~Third Extended Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each US Lender, and each US Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such US Lender’s US Funding Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each US Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s US Funding Revolving Commitment Percentage of each LC Disbursement made in respect of a Letter of Credit by the Issuing Bank and not reimbursed by the US Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the US Borrower for any reason. Each US Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the US Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the US Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the US Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the US Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the US Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the US Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the US Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.06 or Section 2.08 that such payment be financed with a US ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the US Borrower’s obligation to make such payment shall be discharged and replaced by the resulting US ABR Revolving Borrowing or Swingline Loan. If the US Borrower fails to make such payment when due, the Administrative Agent shall notify each US Lender of the applicable LC Disbursement, the payment then due from the US Borrower in respect thereof and such US Lender’s US Funding Revolving Commitment Percentage thereof. Promptly following receipt of such notice, each US Lender shall pay to the Administrative Agent its US Funding Revolving Commitment Percentage of the payment then due from the US Borrower, in the same manner as provided in Section 4.01 with respect to Loans made by such Lender (and Section 4.01 shall apply, mutatis mutandis, to the payment obligations of the US Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the US Lenders. Promptly following receipt by the Administrative Agent of any payment from the US Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that US Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such US Lenders and the Issuing Bank as their interests may appear. Any payment made by a US Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of US ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the US Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The US Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

(ii) any amendment or waiver of or any consent to or departure from all or any of the provisions of any Letter of Credit or this Agreement;

(iii) the existence of any claim, setoff, defense or other right that the US Borrower, any other party guaranteeing, or otherwise obligated with, the US Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, so long as such draft or other document appears on its face to comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders or the Administrative Agent or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the US Borrower’s obligations hereunder.

Neither the Administrative Agent, the US Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the US Borrower to the extent of any direct damages (as opposed to special, indirect consequential or punitive damages, claims in respect of which are hereby waived by the US Borrower to the extent permitted by applicable law) suffered by the US Borrower that are caused by the Issuing Bank’s failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction). Without limiting the generality of the foregoing, it is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the US Borrower by telephone (confirmed in writing) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the US Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, then, unless the US Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the US Borrower reimburses such LC Disbursement, at the rate per annum then applicable to US ABR Revolving Loans; provided that, if the US Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 4.08(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any US Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement or Resignation of the Issuing Bank. (i) The Issuing Bank may be replaced at any time by written agreement among the US Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the US Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 4.07(b). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement and any other Loan Document with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and any other Loan Document with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as the Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, the Issuing Bank shall be replaced in accordance with Section 2.09(i)(i) above.

(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the US Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, US Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the US Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the US Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent, International, the US Borrower or its Subsidiaries (other than the Securitization Subsidiaries) described in clause (i) or (j) of Article IX. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the US Borrower under this Agreement and any other Loan Document. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and the US Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in such cash collateral account and all cash and other investment property from time to time credited thereto, and all proceeds thereof. Other than any interest earned on the investment of such deposit, which investments shall be made at the option and sole discretion of the Administrative Agent and at the US Borrower’s risk and expense, such deposit shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements in respect of Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the US Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of US Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the US Borrower under this Agreement and any other Loan Document. If the US Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the US Borrower within two Business Days after all Events of Default have been cured or waived.

(j) Letters of Credit under Existing Credit Agreement. On the Effective Date, the letters of credit outstanding under the Existing Credit Agreement as of the Effective Date shall be deemed to be Letters of Credit pursuant to and in compliance with this Section 2.09 on the Effective Date.

(k) Letters of Credit under Extended Revolving Commitments. If the Extended Maturity Date occurs prior to the expiration of any Letter of Credit, then as of the Extended Maturity Date, such Letter of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the US Lenders to purchase participations therein and to make Loans in respect thereof pursuant paragraphs (d) and (e) of this Section) under (and ratably participated in by Lenders pursuant to) the US Extended Revolving Commitments up to an aggregate amount not to exceed the amount permitted under paragraph (b) of this Section. To the extent reallocations cannot occur pursuant to the immediate preceding sentence, the US Borrower shall cash collateralize any such Letter of Credit in a manner reasonably satisfactory to the Administrative Agent and the Issuing Bank but only up to the amount of such Letter of Credit not so allocated. Except to the extent of reallocations of participations set forth in this paragraph, the occurrence of the Extended Maturity Date shall have no effect upon (and shall not diminish) any Letter of Credit issued prior to the Extended Maturity Date.

ARTICLE III

THE MEXICAN CREDIT FACILITY

SECTION 3.01. Commitments. Subject to the terms and conditions set forth herein, each Mexican Lender agrees to make Mexican Revolving Loans to the Mexican Borrower from time to time during the Availability Period so long as after giving effect thereto (a) the aggregate principal amount of outstanding Mexican Revolving Loans does not exceed $100,000,000, (b) the Available Mexican Commitment of each Mexican Lender is greater than or equal to zero and (c) the aggregate Revolving Credit Exposures of all the Lenders does not exceed the aggregate US Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Mexican Borrower may borrow, prepay and reborrow Mexican Revolving Loans.

SECTION 3.02. Loans and Borrowings. (a) Each Mexican Revolving Loan shall be made as part of a Mexican Borrowing consisting of Mexican Revolving Loans made by the Mexican Lenders ratably in accordance with their respective Mexican Commitments. The failure of any Mexican Lender to make any Mexican Revolving Loan required to be made by it shall not relieve any other Mexican Lender of its obligations hereunder; provided that the Mexican Commitments of the Mexican Lenders are several and no Mexican Lender shall be responsible for any other Mexican Lender’s failure to make Mexican Revolving Loans as required.

(b) Subject to Sections 4.09 or 4.19, as applicable, each Mexican Revolving Borrowing shall be comprised entirely of Eurodollar Loans. Each Mexican Lender at its option may make any Mexican Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Mexican Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Mexican Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. There shall not at any time be more than a total of ten Mexican Eurodollar Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Mexican Borrower shall not be entitled to request, or to elect to continue, any Mexican Borrowing having an Interest Period ending after the ~~Second~~Third Extended Maturity Date.

SECTION 3.03. Requests for Mexican Revolving Borrowings. To request a Mexican Revolving Borrowing, the Mexican Borrower shall notify the Administrative Agent of such request by telephone, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable (except in the circumstance where increased costs will result or where it is illegal to make a Mexican Revolving Borrowing) and shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Mexican Borrower and consented to by the US Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 3.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(iv) the location and number of the Mexican Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 4.01.

If no Interest Period is specified, then the Mexican Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Mexican Lender of the details thereof and of the amount of such Mexican Lender’s Loan to be made as part of the requested Borrowing.

ARTICLE IV

TERMS APPLICABLE TO US CREDIT FACILITIES AND MEXICAN CREDIT FACILITY

SECTION 4.01. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 P.M., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.08. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request; provided that (x) ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.09(e) shall be remitted by the Administrative Agent to the Issuing Bank and (y) Revolving Loans made to refinance the Swingline Loans as provided in Section 4.04(a) shall be remitted by the Administrative Agent to the Swingline Lender.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing or other funding that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing or such other funding, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 4.02. Interest Elections. (a) Each US Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the US Borrower may elect to convert any of its Borrowings to a different Type or to continue any of such Borrowings and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Except as provided in Sections 4.09 or 4.19, as applicable, all Mexican Revolving Loans shall be Eurodollar Loans, and the Mexican Borrower may elect Interest Periods in respect thereof as provided in this Section. Each Borrower may elect different options with respect to different portions of its respective affected Borrowings, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the relevant Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.06 if the US Borrower (applicable to both Revolving Loans and Term Loans), or Section 3.03 if the Mexican Borrower, as the case may be, were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable (except in the circumstance where increased costs will result or where it is illegal to make the proposed conversion or continuance) and shall be confirmed promptly by delivery to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.06 and Section 3.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) in the case of US Borrowings, whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the US Borrower fails to deliver a timely Interest Election Request with respect to a US Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If the Mexican Borrower fails to deliver a timely Interest Election Request with respect to a Mexican Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Revolving Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding US Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each US Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 4.03. Termination and Reduction of Revolving Commitments. (a) (i) [Redacted].

(ii) Unless previously terminated, the Revolving Commitments (other than the US Extended Revolving Commitments and the Mexican Extended Commitments) shall terminate on the Extended Maturity Date.

(iii) Unless previously terminated, the US Extended Revolving Commitments and the Mexican Extended Commitments shall terminate on the ~~Second~~Third Extended Maturity Date.

(b) (i) The US Borrower may at any time terminate, or from time to time reduce, the US Revolving Commitments; provided that (i) each reduction of the US Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the US Borrower shall not terminate or reduce the US Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 4.05, the Available US Revolving Commitment or Available Mexican Commitment of any Lender would be less than zero.

(ii) The US Borrower may at any time terminate, or from time to time reduce, the Mexican Commitments; provided that (i) each reduction of the Mexican Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the US Borrower shall not terminate or reduce the Mexican Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 4.05, the Available Mexican Commitment of any Mexican Lender would be less than zero.

(c) The US Borrower shall notify the Administrative Agent of any election to terminate or reduce the US Revolving Commitments or the Mexican Commitments, as the case may be, under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the US Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the US Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the US Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the US Revolving Commitments or the Mexican Commitments, as the case may be, shall be permanent.

SECTION 4.04. Repayment of Loans; Evidence of Debt. (a) The US Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each US Lender, the Term Loans in accordance with Section 2.03, (ii) to the Administrative Agent for the account of each US Lender, the then unpaid principal amount of each US Revolving Loan on each of the Extended Maturity Date and the ~~Second~~Third Extended Maturity Date, as applicable, (iii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of (x) the five Business Days after such Swingline Loan is made and (y) in the case of any Swingline Loan made prior to the Extended Maturity Date, the Extended Maturity Date or in the case of any Swingline Loan made on or after the Extended Maturity Date, the ~~Second~~Third Extended Maturity Date; provided that on each date that a US Revolving Loan is borrowed, the US Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Revolving Loan shall be applied by the Administrative Agent to repay any Swingline Loans outstanding. The Mexican Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Mexican Lender the then unpaid principal amount of each of its respective Mexican Revolving Loans on each of the Extended Maturity Date and the ~~Second~~Third Extended Maturity Date, as applicable.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Borrower, Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 12.04) be represented by one or more Notes in such form.

SECTION 4.05. Optional Prepayments of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section. Optional prepayments of the Term Loans may not be reborrowed.

(b) The US Borrower or the Mexican Borrower, as the case may be, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed in writing) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the US Revolving Commitments or Mexican Commitments as contemplated by Section 4.03, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 4.03. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.

Partial prepayments of Term Loans and Revolving Loans shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Partial prepayments of Swingline Loans shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. Prepayments shall be accompanied by accrued interest to the extent required by Section 4.08 and any amounts payable under Section 4.11 in connection with such prepayment.

SECTION 4.06. Mandatory Prepayments and Commitment Reductions. (a) If on any date the US Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within three Business Days toward the prepayment of the Term Loans as set forth in Section 4.06(d); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 4.06(d).

(b) If on any date the US Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Capital Market Transactions, then an amount equal to 75% of the Net Cash Proceeds from such Capital Market Transaction (to the extent such Net Cash Proceeds, together with the Net Cash Proceeds from prior Capital Market Transactions after the Original Closing Date are in excess of $200,000,000) shall be applied within five Business Days of such issuance or incurrence to the prepayment of the Term Loans as set forth in Section 4.06(d); provided, that, notwithstanding the foregoing, any Net Cash Proceeds from any Capital Market Transactions of less than $200,000,000 shall be applied to prepay any amounts outstanding under the Revolving Credit Facility.

(c) [Reserved].

(d) Amounts to be applied in connection with prepayments made pursuant to Section 4.06(a) or (b) shall be applied to the prepayment of the Term Loans in accordance with Section 4.13(a)(iii). The application of any prepayment pursuant to Section 4.06 shall be made, first, to ABR Loans and, second, to Eurodollar Loans in a manner that minimizes amounts due under Section 4.11. Each prepayment of the Loans under Section 4.06 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

SECTION 4.07. Fees. (a) The US Borrower agrees to pay to the Administrative Agent a commitment fee for the account of each US Lender, which shall accrue at the Applicable Rate on the average daily amount of the unused portion of the US Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the US Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of calculating commitment fees, Swingline Loans shall not be treated as usage of the US Revolving Commitments.

(b) The US Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender, a participation fee with respect to its participations in Letters of Credit issued for the US Borrower’s account, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure in respect of Letters of Credit issued for the US Borrower’s account (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any such Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Each Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 4.08. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to in the case of a Eurodollar Revolving Loan or a Eurodollar Term Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) [Reserved.]

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Revolving Commitments.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 4.09. Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate) do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(ii) the Administrative Agent is advised by the Majority Facility Lenders in respect of the relevant Facility that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the relevant Borrower and the Revolving Lenders other than the Extended Revolving Lenders, any Lenders of additional or increased US Revolving Loans made after the Amendment No. 1 Effective Date and 2011 Extended Maturity Term Lenders by telephone or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be revoked, (ii) if any Borrowing Request requests a US Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request for a Mexican Eurodollar Borrowing shall be revoked; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b) For the avoidance of doubt, this Section 4.09 shall only apply to the 2011 Extended Maturity Date Term Loans and Revolving Loans (other than Extended Revolving Loans and any additional or increased US Revolving Loans made after the Amendment No. 1 Effective Date).

SECTION 4.10. Increased Costs. (a) If any Change in Law shall:

(i) subject the Administrative Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or Loans made by such Lender or any Letter of Credit or participation therein, or change the basis of taxation of payments to such Lender in respect thereto (except for Non-Excluded Taxes and changes in the rate of tax on the overall net income of such Lender);

(ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(iii) impose on any Lender or the London interbank market any other condition;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making or maintaining any Loan (or any Loans in the case of (i)) (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender the Administrative Agent of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the ~~US~~ Borrowers will pay to such Lender or the Administrative Agent such additional amount or amounts as will compensate such Lender or the Administrative Agent for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the US Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the US Borrower and shall be conclusive absent manifest error. The US Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the US Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than nine months prior to the date that such Lender notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 4.11. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including, in each case, as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.06, Section 3.03 or Section 4.02(b) and is revoked in accordance with Sections 4.09(a) or 4.19(b), as applicable, or is permitted to be revocable under Section 4.05(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 4.14, then, in any such event, such Borrower in respect of such Loan shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within ten Business Days after receipt thereof.

SECTION 4.12. Taxes. (a) Any and all payments made by or on behalf of each Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding Excluded Taxes (all such taxes, levies, imposts, duties, charges, fees, deductions or withholdings other than Excluded Taxes, “Non-Excluded Taxes”). If any Non-Excluded Taxes or Other Taxes are required to be withheld or deducted from any amounts payable to the Administrative Agent or any Lender under any Loan Document, as determined in good faith by the applicable withholding agent, the amounts so payable by the applicable Borrower to the Administrative Agent or such Lender shall be increased to the extent necessary (after payment of all such Non-Excluded Taxes and Other Taxes) so that the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made. Whenever any such Non-Excluded Taxes or Other Taxes are payable by any Borrower pursuant to applicable law, thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender but in any event no later than thirty days following the date on which such Borrower pays any Non-Excluded Taxes or Other Taxes to ~~the Mexican tax~~a Governmental ~~a~~Authority, as the case may be, the original official report or return, the electronic document obtained after the payment of the withholding tax or the withholding certificate, received by such Borrower showing payment thereof and all other additional information and documents that the Administrative Agent or such Lender shall reasonably request related to such payment. If any Borrower fails to pay any such Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and each Lender within ten days after written demand thereof for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Lender as a result of any such failure. Each Borrower shall jointly and severally indemnify the Administrative Agent and each Lender for any Non-Excluded Taxes or Other Taxes that are payable or paid by the Administrative Agent or such Lender and any incremental taxes, interest or penalties with respect thereto; provided, however, that in no event shall the Mexican Borrower be required to indemnify the Administrative Agent or any Lender for withholding Taxes payable on payments made by the US Borrower under any Loan Document.

(b) In addition, to the ~~US~~extent any Other Taxes are imposed on a Borrower by a Governmental Authority, such Borrower shall pay any such Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Mexican Borrower shall not be obligated to pay the Administrative Agent or any Lender any amounts described in Section 4.12(a) in respect of Non-Excluded Taxes or Other Taxes that would not have been imposed but for the failure of the Administrative Agent or such Lender: (I) to use its reasonable commercial efforts (consistent with legal and regulatory restrictions) to (i) comply, if applicable, with rule 3.18.19 of the administrative regulations (resolución miscelánea fiscal) or with any successor or substitute administrative regulations or any provisions provided by the applicable law, (ii) maintain its status as a resident (or its principal office to remain as a resident, if acting through an office or a branch thereof) for tax purposes in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation and (iii) comply with the requirements provided in such tax treaty to apply a reduced withholding tax rate on interest or (II) following a reasonable request of the Mexican Borrower upon thirty days’ written notice (unless a lesser period is reasonable under the circumstances), to (x) provide a letter specifying that such Lender is the effective beneficiary of interest hereunder and under any Note held by such Lender as set forth in, and for so long as it is requested under, the Mexican Income Tax Law or in the applicable double taxation treaty to which Mexico is a party and which is in effect or any equivalent administrative regulations

(resolución miscelánea fiscal) in effect thereafter while this Agreement shall remain in full force and effect and (y) complete and file with the appropriate Governmental Authority, such forms, certificates or documents (collectively, “Forms”) prescribed by law, rule or regulation enacted or issued by Mexico, or required under the applicable double taxation treaty to which Mexico is a party and which is in effect, that are necessary to avoid or reduce such Non-Excluded Taxes or Other Taxes pursuant to provisions of any law, rule or regulation enacted or issued by Mexico, or a double taxation treaty to which Mexico is a party and which is in effect (provided, that (A) such Lender or the Administrative Agent shall be under no obligation to provide any information of any nature (including the information specified above) to the Mexican Borrower which such Lender or the Administrative Agent deems, in such Lender’s or the Administrative Agent’s judgment, to be confidential or the disclosure of which is not permitted by law, (B) such Lender or the Administrative Agent is legally entitled to complete, execute and deliver such Forms and (C) the completion, execution and delivery of such Forms will not result, in the good faith, reasonable determination of such Lender or the Administrative Agent, in the imposition on such Lender or the Administrative Agent of (1) any additional material legal or regulatory burden or (2) any additional material out-of-pocket costs or (3) any other material adverse consequences). If any Lender or beneficial owner of a Note fails to provide the Forms or the letter mentioned in subparagraph (c)(II)(x) above (other than as excepted in the prior proviso), or any Lender (but not an office or branch thereof through which such Lender may be acting) is no longer a resident for tax purposes in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation or due to its own action no longer complies with the requirements set forth in such tax treaty to apply a reduced Mexican withholding tax on interest, the Mexican Borrower may terminate the Mexican Commitment of such Lender and prepay the then outstanding Loans of the affected Lender, together with accrued interest thereon, additional amounts payable in respect thereto and any other amounts payable hereunder.

(d) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the relevant Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Unless prejudicial to such Mexican Lender, each Mexican Lender agrees that it shall comply with rule 3.18.19 of the administrative regulations (resolución miscelánea fiscal) and/or any successor or substitute administrative regulation thereof. In addition, any Lender, if requested by the US Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the US Borrower or the Administrative Agent as will enable the US Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, any Lender with respect to the US Borrower shall, to the extent it is legally entitled to do so, deliver to the US Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-9,

(ii) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(iii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iv) in the case of a Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the Form of Exhibit M to the effect that (A) such Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of the US Borrower within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) the interest payments in question are not effectively connected with the United States trade or business conducted by such Lender (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E,

(v) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or participating Lender granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable, or

(vi) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the US Borrower or Administrative Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification previously delivered by it expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the US Borrower and the Administrative Agent in writing of its legal inability to do so.

(e) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the US Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the US Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the US Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date of the Agreement, the US Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of United States Treasury Regulations Section 1.1471-2(b)(2)(i).

(f) If any Lender receives a refund in respect of any Non-Excluded Taxes or Other Taxes paid by any Borrower, (a “Tax Refund”), which in the sole judgment of such Lender is allocable to such payment, it shall promptly pay such Tax Refund to such Borrower net of all out-of-pocket expenses of such Lender incurred in obtaining such Tax Refund; provided, however, that such Borrower agrees to promptly return such Tax Refund to the applicable Lender if it receives notice from the applicable Lender that such Lender is required to repay such Tax Refund. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

(g) Each Lender shall indemnify the Administrative Agent within 10 days after demand therefor, for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions or withholdings attributable to such Lender that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes, levies, imposts, duties, charges, fees, deductions or withholdings were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

SECTION 4.13. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) (i) Except as provided in Section 2.07, each Borrowing by the US Borrower from the US Lenders hereunder shall be made pro rata according to the respective US Funding Revolving Commitment Percentages or Term Percentages, as the case may be, of the US Lenders in effect on the date of such Borrowing. Any reduction of the US Revolving Commitments of the US Lenders shall be allocated by the Administrative Agent among the US Lenders pro rata according to the US Revolving Commitment Percentages of the US Lenders.

(ii) Except as provided in Section 2.07, each payment (other than any optional prepayment) by the US Borrower on account of principal of or interest on the US Revolving Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts thereof then due and owing to each US Lender. Each optional prepayment by the US Borrower on account of principal of or interest on the US Revolving Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts thereof.

(iii) Each payment (including each prepayment) by the US Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans in direct order of maturity. Amounts prepaid on account of the Term Loans may not be reborrowed.

(iv) Each Borrowing of Mexican Revolving Loans by the Mexican Borrower from the Mexican Lenders hereunder shall be made, and any reduction of the Mexican Commitments shall be allocated by the Administrative Agent, pro rata according to the Mexican Commitment Percentages of the Mexican Lenders.

(v) Each payment (including each prepayment) by the Mexican Borrower on account of principal of and interest on Mexican Revolving Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts of the Mexican Loans then due and owing by such Borrower to each Mexican Lender.

(b) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 4.10, Section 4.11 or Section 4.12, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 4.10, Section 4.11, Section 4.12 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due from such Borrower to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the relevant Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.08(c), Section 2.09(d) or Section 2.09(e) or Section 4.01(b), then the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the relevant Borrower.

SECTION 4.14. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 4.10, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.10 or Section 4.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 4.10, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.12, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement or any other Loan Document to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent or consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.10 or payments required to be made pursuant to Section 4.12, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 4.15. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 4.07(a);

(b) the Revolving Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02); provided that this clause (b) shall not apply to any waiver, amendment or modification set forth in clauses (i) through (iii) of Section 12.02(b) or to any other waiver amendment or modification requiring the consent of all Lenders which affects such Defaulting Lender differently than other affected Lenders;

(c) if any Swingline Exposure or LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective US Funding Revolving Commitment Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 6.02 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the US Borrower shall within three Business Days following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s remaining Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s remaining LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.09(i) for so long as such LC Exposure is outstanding;

(iii) if the US Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to Section 4.15(c)(ii), the US Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.07(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 4.15(c)(i), then the fees payable to the Lenders pursuant to Section 4.07(a) and Section 4.07(b) shall be adjusted in accordance with such non-Defaulting Lenders’ US Funding Revolving Commitment Percentages; and

(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 4.15(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 4.07(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(d) so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the US Borrower in accordance with Section 4.15(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 4.15(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) so long as any Lender is a Defaulting Lender, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 4.13(d) but excluding Section 4.14) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account (for the avoidance of doubt, it is noted that any amounts retained pursuant to this Section 4.15(e) shall for all other purposes be treated as having been paid to such Defaulting Lender) and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder, (iii) third, if such Defaulting Lender is a Revolving Lender and the Administrative Agent so determines or is requested by an Issuing Bank or Swingline Lender, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swingline Loan or Letter of Credit, (iv) fourth, so long as no Default or Event of Default exists, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if such Defaulting Lender is a Revolving Lender and the Administrative Agent or the US Borrower (with the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed) so determines, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders or an Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the US Borrower as a result of any judgment of a court of competent jurisdiction obtained by the US Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such Defaulting Lender is a Revolving Lender and such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements which such Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 6.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender; provided further that, if such Defaulting Lender is also a Term Loan Lender, then the amounts to be paid in accordance with Section 4.06 with respect to such Lender’s Term Loans shall not be withheld from such Defaulting Lender.

In the event that the Administrative Agent, the US Borrower, the Issuing Bank and the Swingline Lender (as applicable), each agrees that a Defaulting Lender which is a Revolving Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its pro rata share.

SECTION 4.16. Incremental Loans and Commitments. (a) The US Borrower may by written notice to the Administrative Agent elect from time to time after the Amendment No. 4 Effective Date to request the establishment of one or more new term loan commitments (“New Term Loan Commitments” and the loans thereunder, the “New Term Loans”), new term loan B commitments (“New TLB Commitments” and the loans thereunder, the “New TLB Loans”) or additional or increased US Revolving Commitments hereunder, in an aggregate amount such that the aggregate outstanding amount of Term Loans (after giving effect to such New Term Loan Commitments), the New TLB Loans (after giving effect to such New TLB Commitments) and Revolving Commitments (after giving effect to such additional or increased US Revolving Commitments) are not in excess of $~~700,000,000~~850,000,000. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the US Borrower proposes that the New Term Loan Commitments, New TLB Commitments or additional or increased US Revolving Commitments shall be effective, which shall be a date not less than three Business Days after the date on which such notice is delivered to Administrative Agent; provided that any Lender offered or approached to provide all or a portion of any New Term Loan Commitments, New TLB Commitments or additional or increased US Revolving Commitments may elect or decline, in its sole discretion, to provide or not to provide the same. Such New Term Loan Commitments, New TLB Commitments or additional or increased US Revolving Commitments shall become effective as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Term Loan Commitments, New TLB Commitments or additional or increased US Revolving Commitments, as the case may be; (2) the proceeds of any New Term Loan Commitments, New TLB Loans shall be used for general corporate purposes of the US Borrower and its Subsidiaries; (3) the terms and provisions of the New Term Loans made under the New Term Loan Commitments shall be identical to those of the Term Loans and for purposes of this Agreement, any New Term Loans shall, upon the making thereof, be deemed to be Term Loans; (4) ~~the aggregate amount of the New TLB Loans (after giving effect to the New TLB Commitments) is not in excess of the sum of (x) $400,000,000 and (y) the amount of any permanent reductions of Revolving Commitments of the Revolving Commitments after the Amendment No. 1 Effective Date~~[reserved]; (5) the terms and provisions of the New TLB Loans made under the New TLB Commitments shall be determined by the US Borrower and the lenders providing such New TLB Loans, subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned), and may be different from the terms and provisions of the Term Loans, including but not limited to pricing, interest rate margins, premiums, rate floors, fees, amortization schedule and maturity (in which such New TLB Loans shall have a final maturity date of not earlier than twelve months after the Second Extended Maturity Date); (6) the New TLB Loans shall be repayable in quarterly installments of 0.25% of the principal aggregate amount of the New TLB Loans, with the balance of the New TLB Loans being payable on the maturity date of such New TLB Loans (7) ~~there shall only be one tranche of New TLB Loans made under the New TLB Commitments;~~[reserved]; (8) any such additional or increased US Revolving Commitments and the extensions of credit thereunder shall be ratable with the existing US Revolving Commitments and extensions of credit thereunder; (9) such New Term Loan Commitments, New TLB Commitments or additional or increased US Revolving Commitments shall be effected pursuant to one or more joinder agreements (each, a “Joinder Agreement”) executed and delivered by the US Borrower, the Administrative Agent and one or more new lenders or existing Lenders as to which consents have been given as provided for in Section 12.04(b) for assignees of existing Term Loans or US Revolving Commitments, as the case may be; and (10) the US Borrower shall deliver or cause to be delivered any customary legal opinions or other documents, in each case as reasonably requested by the Administrative Agent or the New Lenders in connection with any such transaction, including any supplements or amendments to the Security Documents providing for such New Term Loans, New TLB Loans or additional or increased US Revolving Commitments and the extensions of credit thereunder to be secured thereby.

(b) On any Increased Amount Date on which any New Term Loan Commitments, New TLB Commitments or additional or increased US Revolving Commitments become effective, subject to the foregoing terms and conditions, each new lender with a New Term Loan Commitment, New TLB Commitment or additional US Revolving Commitment (each, a “New Lender”) shall become a Lender hereunder with respect to such New Term Loan Commitment, New TLB Commitment or additional US Revolving Commitment and each

Lender with an increased US Revolving Commitment shall have its US Revolving Commitment adjusted accordingly. The New Term Loans or New TLB Loans to be made under the New Term Loan Commitments or the New TLB Commitments, as applicable, shall be made on or promptly following such effectiveness.

(c) Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 4.16 (including to provide transition provisions to provide for the New TLB Loans and the terms applicable thereto, any additional or increased US Revolving Commitments to share ratably in the extensions of credit under the US Revolving Commitments).

SECTION 4.17. Extension of Loans and Commitments.

(a) (i) Any US Lender holding a US Revolving Commitment (other than a US Extended Revolving Commitment) or any Mexican Lender holding a Mexican Commitment (other than a Mexican Extended Commitment) may, by written notice to the Administrative Agent (such notice being an “Extension Notice”), at any time, from time to time, prior to the Extended Maturity Date, elect to extend the maturity of all or any part of its US Revolving Commitment (other than a US Extended Revolving Commitment) and/or any Mexican Commitment (other than a Mexican Extended Commitment) to the Second Extended Maturity Date and (ii) on the Amendment No 4. Effective Date, any US Revolving Lender holding a US Extended Revolving Commitment or any Mexican Lender holding a Mexican Extended Commitment may, by an Extension Notice, elect to extend the maturity of all or any part of its US Extended Revolving Commitment and/or Mexican Extended Commitment to the Third Extended Maturity Date. Upon receipt by the Administrative Agent of an Extension Notice from such Lender, all or such part (as elected by such Lender) of such Lender’s (i) US Revolving Commitment (other than a US Extended Revolving Commitment) shall become a US Extended Revolving Commitment ~~and~~, (ii) Mexican Commitment (other than a Mexican Extended Commitment) shall become a Mexican Extended Commitment, (iii) US Extended Revolving Commitment outstanding prior to the Amendment No. 4 Effective Date shall become a US Extended Revolving Commitment maturing on the Third Extended Maturity Date and (iv) Mexican Extended Commitment outstanding prior to the Amendment No. 4 Effective Date shall become a Mexican Extended Commitment maturing on the Third Extended Maturity Date, in each case automatically and permanently. The Administrative Agent shall promptly give notice to the US Borrower of any such extension.

(b) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the US Borrower to all Lenders of Term Loans or Revolving Commitments, each with the same maturity date and in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments with the same maturity date) and on the same terms to each such Lender, the US Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Commitments and otherwise modify (to the extent effective after the original maturity date) the terms of such Term Loans and/or Revolving Commitments pursuant to the terms of the relevant

Extension Offer (each, an “Extension”); any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate tranche of Revolving Commitments from the tranche of Revolving Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the applicable Lenders and no Event of Default shall exist immediately after the effectiveness of any Extension; (ii) except as to maturity, and to the extent effective after the latest maturity date of the then outstanding and non-extending Revolving Commitment, any other terms and covenants and provisions (which shall be determined by the US Borrower and the relevant Revolving Lenders and set forth in the relevant Extension Offer), the Revolving Commitment of any Revolving Lender extended pursuant to an Extension (an “Extended Revolving Commitment” and, such obligations with respect to any Extended Revolving Commitments, “Extended Revolving Loans”), and the related outstandings, shall be a Revolving Commitment and a Revolving Loan, as applicable, and shall have the same terms as the original Revolving Commitments and original Revolving Loan; provided that at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments, the US Extended Revolving Commitments, the Mexican Extended Commitments and any original Revolving Commitments) which have more than two different maturity dates; (iii) except as to maturity (which shall be subject to immediately succeeding clauses (iv) and (v)), and to the extent effective after the latest maturity date of the then outstanding and non-extending Term Loans, any other terms and covenants and provisions (which shall be determined by the US Borrower and the relevant Term Lenders and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Loan Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche to Term Loans subject to such Extension Offer; provided that at no time shall there be Term Loans hereunder (including the 2011 Term Loans) which have more than two different maturity dates; (iv) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date applicable to any Term Loan outstanding hereunder at such time; (v) the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term Loans extended thereby; (vi) If the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Commitments, as the case may be, in respect of which Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Commitments, as the case may be, offered to be extended by the US Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Commitments, as the case may be, of such Term Lenders or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Lenders, as the case may be, have accepted such Extension Offer; and (vii) all documentation in respect of such Extension shall be consistent with the foregoing.

(c) With respect to all Extensions consummated by the US Borrower pursuant to this Section 4.17, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 4.05 or 4.06 and (ii) such Extensions shall not be less than $5,000,000 per Extension. The Administrative Agent and the Lenders hereby consent to the

Extensions and the other transactions contemplated by this Section 4.17 and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 4.17 (in each case to the extent that the requirements of such provision could be waived with the consent of the Required Lenders pursuant to Section 12.02).

(d) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extensions, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Commitments (i) the consent of the Issuing Bank to the extent capacity to issue Letters of Credit is to be extended and (ii) the consent of the Swingline Lender, in each case, which consent shall not be unreasonably withheld or delayed. All Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be US Obligations and Mexican Obligations, as applicable, under this Agreement and the other Loan Documents that are secured by the Collateral on an equal and ratable basis with all US Obligations and Mexican Obligations, as applicable, under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the US Borrower as may be necessary or appropriate in order to establish new tranches or sub-tranches in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the US Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 4.17. All such amendments entered into with the US Borrower by the Administrative Agent hereunder shall be binding and conclusive on the Lenders. In addition, if so provided in such amendment and with the consent of the Issuing Bank, participations in Letters of Credit expiring on or after the original maturity date in respect of the Revolving Loans shall be re-allocated from Lenders holding Revolving Commitments to Lenders holding Extended Revolving Commitments as set forth in Section 2.09(k).

(e) In connection with any Extension, the US Borrower shall provide the Administrative Agent at least three Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 4.17.

SECTION 4.18. Sanctions Illegality. If, at any time, it is or becomes illegal (in the reasonable opinion of any Lender) under the laws of any jurisdiction for any Lender to perform, fund or maintain its position, including without limitation, any illegality due to any economic or financial sanctions administered or enforced by any Sanctions Authority or any Lender is advised in writing by a Sanctions Authority that penalties will be imposed by a Sanctions Authority as a result of such Lender’s participation in this Agreement or any other business or financial relationship with any Borrower, to the extent required to comply with such laws or to avoid such penalties (in the reasonable opinion of such Lender), (i) the Commitments of such Lender will be immediately cancelled and such Lender shall not thereafter be obliged to participate in the making of any Loans, and (ii) the outstanding Loans (together with accrued interest thereon, additional amounts payable in respect thereto and any other amounts payable hereunder) of such Lender shall become immediately due and payable.

SECTION 4.19. Alternate Rate of Interest.

(a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive evidence absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers, any New Lenders, any Lenders of increased US Revolving Loans made after the Amendment No. 1 Effective Date and the Lenders of Extended Revolving Loans by telephone ~~or~~, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and such Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Extended Revolving Loan or any New Term Loan, New TLB Loan or additional or increased US Revolving Loan made after the Amendment No. 1 Effective Date to, or continuation of any Extended Revolving Loan or New Term Loan, New TLB Loan or additional or increased US Revolving Loan made after the Amendment No. 1 Effective Date as, a Eurodollar Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive evidence absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate ~~shall~~may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 12.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date ~~notice of such alternate rate of interest is provided to any New Lenders, any Lenders of increased US Revolving Loans made after the Amendment No. 1 Effective Date and~~such proposed amendment has been posted to the Lenders ~~of Extended Revolving Loans~~, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 4.19(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(c) For the avoidance of doubt, this Section 4.19 shall only apply to (i) Extended Revolving Loans and (ii) New Term Loans, New TLB Loans and additional or increased US Revolving Loans made after the Amendment No. 1 Effective Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The US Borrower represents and warrants, and the Mexican Borrower represents and warrants with respect to itself and its Subsidiaries, to the Administrative Agent and the Lenders that:

SECTION 5.01. Organization; Powers. Each Borrower and each of its respective Subsidiaries is duly organized, validly existing and in good standing (to the extent such requirement shall be applicable) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 5.02. Authorization; Enforceability. (a) The Transactions to be consummated by each Borrower are within such Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each Loan Document has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Each of the Master Intercompany Agreement, the Tax Allocation Agreement and the Used Truck Loan Agreement constitutes a legal, valid and binding obligation of the US Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) routine renewals of existing licenses and permits of the US Borrower and its Subsidiaries in the ordinary course of business and (iii) such filings as may be required under federal and state securities laws for purposes of disclosure, (b) will not violate any applicable law or regulation (including, without limitation, all laws, rules and regulations promulgated by or relating to IMSS, INFONAVIT and SAR) or the charter, by-laws or other organizational documents of any Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of any Borrower or any of its Subsidiaries other than the Liens created by the Security Documents.

SECTION 5.04. Financial Condition; No Material Adverse Change. (a) The consolidated statements of financial condition of the US Borrower and its Subsidiaries as at October 31, 2015 and the related consolidated statements of operations, shareowner’s equity and cash flows for such fiscal year ended on such date, reported on by KPMG, copies of which have heretofore been furnished to the Lenders, present fairly, in all material respects, the consolidated financial condition of the US Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and cash flows for such fiscal year then ended.

(b) The unaudited consolidated statements of financial condition of the US Borrower and its Subsidiaries as at January 31, 2016 and the related unaudited consolidated statements of operations, shareowner’s equity and cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Lenders, present fairly, in all material respects, the consolidated financial condition of the US Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and cash flows for the three-month period then ended (subject to normal year-end audit adjustments).

(c) All the financial statements referred to in clauses (a) and (b) of this Section 5.04, including the related schedules and notes thereto, have been prepared in accordance with GAAP, applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

(d) The US Borrower and its Subsidiaries do not have, at the date hereof, any material Guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives that are not reflected in the financial statements referred to in this Section 5.04.

(e) Since October 31, 2015, there has been no material adverse change in the business, assets, property or financial condition of the US Borrower and its Subsidiaries, taken as a whole.

SECTION 5.05. Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting any Borrower or any of its Subsidiaries (a) which could reasonably be expected to result in an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve this Agreement, the Loan Documents or the Transactions.

SECTION 5.06. Compliance with Laws and Agreements. Each Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 5.07. Investment Company Status. None of the Borrowers is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 5.08. Taxes. Each Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the relevant Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or with the applicable accounting principles or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.09. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10. Subsidiaries. As of the Effective Date, Schedule 5.10 sets forth the name, jurisdiction of incorporation and capital stock ownership of each Subsidiary owned by any Borrower.

SECTION 5.11. Ownership of Property; Liens. The US Borrower has title in fee simple to, or a valid leasehold interest in, all of its real property, and good title to, a valid leasehold interest in or other rights to use, all of its other property (other than immaterial assets), and none of such property is subject to any Lien except as permitted by Section 8.03.

SECTION 5.12. Use of Proceeds. The proceeds of the Loans and the Letters of Credit shall be used for general corporate purposes.

SECTION 5.13. Foreign Exchange Regulations; Immunity; Enforcement. (a) Under the laws of Mexico, with respect to the execution, delivery and performance of this Agreement or any Note issued hereunder, each of the Mexican Borrower and its Subsidiaries is subject to private commercial law and to suit, and neither it nor its properties have any immunity from the jurisdiction of any court or any legal process that may be brought in the courts of Mexico (whether through service of notice, attachment prior to notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

(b) It is not necessary, in order to ensure the legality, validity, enforceability or admissibility into evidence in Mexico of this Agreement or any Note issued hereunder, that any such document be filed, recorded or enrolled with any Governmental Authority, or that this Agreement or any Note issued hereunder be stamped with any stamp, registration or similar transaction tax, except that in order for this Agreement or any Note issued hereunder to be admissible in evidence in legal proceedings in a court in Mexico, such documents would have to be translated into the Spanish language by a court-approved translator and would have to be approved by such court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

SECTION 5.14. Disclosure. (a) Each Borrower has disclosed to the Lenders all matters known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(b) None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(c) As of the Amendment No. 4 Effective Date, to the knowledge of the Borrowers, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment No. 4 Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 5.15. Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to Section 12.21 of this Agreement and the other Liens permitted to exist on the Blocked Account by the terms of this Agreement, the US Borrower owns the Blocked Account free and clear of any and all Liens or claims of others.

SECTION 5.16. Perfected First Priority Lien. The security interest granted pursuant to Section 12.21 of this Agreement (a) upon execution of the Blocked Account Agreement will constitute a valid perfected security interest in the Blocked Account in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the US Obligations, enforceable against all creditors of the US Borrower and (b) is prior to all other Liens on the Blocked Account except for unrecorded Liens permitted by this Agreement which have priority over the Liens on the Blocked Account by operation of law.

SECTION 5.17. Regulation U. Following the application of the proceeds of each Borrowing by any Borrower, no more than 25% of the value of the assets of such Borrower and its subsidiaries, subject to any restriction on sale or pledge, will consist of, or be represented by, “margin stock” within the meaning of the quoted term under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.

SECTION 5.18. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (i) the fair value of the assets of the Borrowers, on a consolidated basis, at a fair valuation and on a going concern basis, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrowers on a consolidated basis; (ii) the present fair saleable value of the property of the Borrowers on a consolidated basis (on a going concern basis) will be greater than the amount that will be required to pay the probable liability of the Borrowers on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrowers on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrowers on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

SECTION 5.19. EEA Financial Institutions. Neither Borrower is an EEA Financial Institution.

SECTION 5.20. Anti-Corruption Laws and Sanctions. Each Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of such Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that violates any Anti-Corruption Laws or would reasonably be expected to result in such Borrower being designated as a Sanctioned Person. None of (a) the Borrowers, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of such Borrower or any Subsidiary of such Borrower that will act in any capacity in connection with or benefit from the Facilities, is a Sanctioned Person, has any dealing in or otherwise engages in any transaction relating to any property or interest in property subject to prohibitions under Sanctions or participates in any transaction that evades, avoids or attempts to violate any of the prohibitions set forth in Sanctions or has such a purpose. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

ARTICLE VI

CONDITIONS

SECTION 6.01. Effective Date. This Agreement shall become effective upon the execution and delivery hereof by all parties hereto. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Administrative Agent (or its counsel) shall have received a counterpart or written evidence satisfactory to the Administrative Agent (which may include electronic delivery of a signed signature page) that such party has signed a counterpart (i) of this Agreement from each Borrower, the Issuing Bank, the Swingline Lender and the Required Lenders (as defined under the Existing Credit Agreement), (ii) of the Security Agreement from the US Borrower and the Trustee, and (iii) of the Blocked Account Agreement from the US Borrower and the depositary.

(b) The Administrative Agent shall have received an executed copy of the Parents’ Side Agreement and the Parent Guarantee, duly executed and delivered by the parties thereto, which shall be in full force and effect on the Effective Date.

(c) The Administrative Agent shall have received a copy of the Master Intercompany Agreement, the Cayman Loan Agreements (as defined in this Agreement as in effect prior to the Amendment No. 1 Effective Date), the Used Truck Loan Agreement, and the Tax Allocation Agreement as in effect on the Effective Date.

(d) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Paul Hastings LLP, New York counsel for the Borrowers, substantially in the form of Exhibit B-1, (ii) internal counsel of the US Borrower, substantially in the form of Exhibit B-2 and (iii) Gonzalez-Calvillo, S.C., Mexican counsel for the Borrowers, substantially in the form of Exhibit B-3, and, in each case, covering such matters relating to the Borrowers, this Agreement or the Transactions as the Administrative Agent shall reasonably request.

(e) The Administrative Agent shall have received a certificate of each Borrower, dated the Effective Date, as to (i) the adoption of resolutions (or equivalent corporate actions including, in the case of the Mexican Borrower, notarized powers of attorney, certified by a Mexican notary public, evidencing authority to, among other things, execute negotiable instruments), of the Board of Directors (or other similar governing body) of each Borrower authorizing (A) the execution, delivery and performance of this Agreement and (B) the borrowings contemplated hereunder, (ii) the incumbency and true signature of the officers of each Borrower executing this Agreement and any Notes issued hereunder and (iii) the certificate of incorporation and by-laws, in the case of the US Borrower, and the incorporation deed (acta constitutiva) with recording information and the current by-laws (estatutos sociales vigentes) (certified by a Mexican notary public), in the case of the Mexican Borrower, which certificate shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel and executed by the secretary or any assistant secretary or a legal representative of such Borrower.

(f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the US Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 6.02.

(g) The Lenders shall have received (i) audited consolidated financial statements of each of the US Borrower and the Parent for the fiscal year ended October 31, 2015 and (ii) unaudited consolidated financial statements of each of the US Borrower and the Parent for the quarterly period ended January 31, 2016, and such financial statements shall not, in the reasonable judgment of the Required Lenders, reflect any material adverse change in the consolidated financial condition of the US Borrower, as reflected in the financial statements or projections contained in the Lender Presentation supplied to the Lenders, in April 2016.

(h) The Administrative Agent, the Lenders and the Joint Lead Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, and to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(i) The Administrative Agent shall have received evidence that the US Borrower has agreed to act as agent for service of process in New York, New York on behalf of the Mexican Borrower under this Agreement (together with a notarized power of attorney to that effect).

(j) The Administrative Agent shall have received a perfection certificate, dated the Effective Date and signed by a Responsible Officer of the US Borrower, and the results of a recent lien search in each of the US jurisdictions where assets of the US Borrower are located, and such search shall reveal no liens on any of the assets of the US Borrower except for liens permitted by Section 8.03 or discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(k) To the extent not previously delivered, the Administrative Agent shall have received evidence that the Trustee has received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(l) Each document (including any Uniform Commercial Code financing statement) required by the Security Agreement or under law or reasonably requested by the Trustee, the Administrative Agent or any Lender to be filed, registered or recorded in order to create in favor of the Trustee a perfected Lien on the Collateral described therein to secure the Secured Obligations (as defined in the Security Agreement) (including without limitation, the designation of certain Additional Secured Obligation (as defined in the Security Agreement) as agreed by any Lender and the US Borrower), prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.03 which have priority), shall be in proper form for filing, registration or recordation.

(m) The Administrative Agent shall have received a customary certificate from the chief financial officer or treasurer of the US Borrower certifying that the US Borrower, the Mexican Borrower, and their Subsidiaries, on a consolidated basis after giving effect to the Transactions contemplated to occur on the Effective Date, are solvent (within the meaning of Section 5.18).

(n) The Administrative Agent shall have received a certificate from the US Borrower evidencing that the Collateral Coverage Ratio as of and after giving effect on a pro forma basis to the Transactions to occur on the Effective Date is, in the reasonable judgment of the US Borrower based on then available financial information, at least 1.35 to 1.00.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Notwithstanding anything herein to the contrary, simultaneously with the effectiveness of this Agreement, each Lender listed as an “Exiting Lender” on its signature page hereto (each, an “Exiting Lender”) shall relinquish its rights and be released from its obligations under this Agreement and cease to be a Lender hereunder (but shall continue to be entitled to the benefits of Section 4.10, Section 4.11, Section 4.12 and Section 12.03 of this Agreement). On the Effective

Date, upon the execution by each person that is a signatory hereto as a Lender but that was not a party to the Existing Credit Agreement prior to giving effect to this Agreement (each a “New Lender”), such New Lender shall become a “Lender” under, and for all purposes of, this Agreement and the other Loan Documents, and shall be subject to and bound by the terms hereof and thereof, and shall perform all the obligations of and shall have all rights of a Lender hereunder and thereunder. Each New Lender: (i) represents and warrants that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 6.01(g), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (ii) represents and warrants that if it is a Non-U.S. Lender, has delivered any documentation required to be delivered by it pursuant to the terms of this Agreement, (iii) agrees that it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender including its obligations pursuant to Section 4.12 of this Agreement. For purposes of this Agreement, the initial notice address of each New Lender shall be as set forth on its signature page hereto.

SECTION 6.02. Each Borrowing Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction (or waiver) of the following conditions:

(a) The representations and warranties of the Borrowers, the Parent and International set forth in this Agreement (except for, other than in the case of the Loans made on the Effective Date, the representations and warranties set forth in Section 5.04(e) and Section 5.14(a)) and any other Loan Document shall be true and correct in all material respects (without duplication of any materiality standard set forth in such representation or warranty) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent that any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (without duplication of any materiality standard set forth in such representation or warranty) on and as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) The Cash Balance of the US Borrower and its Subsidiaries as of such date (after giving effect to such extension of credit, the application of proceeds of such Borrowing and the use of cash on hand) shall not exceed $75,000,000. If the Cash Balance as of such date exceeds $75,000,000, the US Borrower shall have caused all excess amounts to be deposited into the Blocked Account to be held as security for the US Obligations in accordance with the terms hereof and of the Blocked Account Agreement.

(d) In the case of any Borrowing by the Mexican Borrower, (i) the Parent Guarantee and the Guarantee contained in Article XI shall be in full force and effect and neither the Parent, nor the US Borrower nor any Affiliate thereof shall have asserted that either such Guarantee is not in full force and effect and (ii) the Administrative Agent shall have received the written Borrowing Request required under Section 3.03, signed by the Mexican Borrower and US Borrower.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the relevant Borrower on the date thereof as to the matters specified in this Section 6.02.

ARTICLE VII

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower, as applicable, covenants and agrees with the Administrative Agent and the Lenders that:

SECTION 7.01. Financial Statements and Other Information. Each of the Borrowers and the Parent, as applicable, will furnish to the Administrative Agent, for prompt distribution to each Lender:

(a) (i) within 90 days after the end of each fiscal year of each of the Parent and the US Borrower, its audited consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flow of the Parent and its consolidated Subsidiaries or the US Borrower and its consolidated Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP, and, in the case of the Parent and, to the extent that the US Borrower files reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, the US Borrower, its Form 10-K for such fiscal year in which such financial statements are included (and if the US Borrower does not file such reports, a Management’s Discussion and Analysis of Financial Condition and Results of Operations and, upon the Administrative Agent’s or any Lender’s reasonable request, any additional information and analysis required by the Administrative Agent to conduct its credit review of the US Borrower, in each case consistent in all material respects with what would have been included, based on the US Borrower’s past practices, in a Form 10-K for such fiscal year);

(ii) within 90 days after the end of each fiscal year of the Mexican Borrower, its consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations and cash flow of the such Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of footnotes;

(iii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of each of the Parent and the US Borrower, its consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial condition, as of the end of) the previous fiscal year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations and cash flow of the Parent and its consolidated Subsidiaries or the US Borrower and its consolidated Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and, in the case of the Parent and, to the extent that the US Borrower files reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, the US Borrower, its Form 10-Q for such fiscal quarter in which such financial statements are included (and, if the US Borrower does not file such reports, a Management’s Discussion and Analysis of Financial Condition and Results of Operations, any footnotes to the financial statements and, upon the Administrative Agent’s or any Lender’s reasonable request, any additional information and analysis required by the Administrative Agent to conduct its credit review of the US Borrower, in each case consistent in all material respects with what would have been included, based on the US Borrower’s past practices, in a Form 10-Q for such fiscal year);

(iv) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Mexican Borrower, its consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial condition, as of the end of) the previous fiscal year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations and cash flow of such Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(v) concurrently with the delivery of the financial statements under clause (a)(i) above, a report from of KPMG or other independent public accountants of recognized national standing stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default pursuant to Section 8.01, except as specified in such report;

(b) concurrently with any delivery of financial statements under clause (a)(i) or (a)(iii) above, a certificate of a Responsible Officer of the US Borrower, substantially in the form of Exhibit F (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.01(a), (b) and (c) and (iii) stating whether any change in GAAP, or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(c) within ~~30 days after the end of each fiscal month of the US Borrower (other than the last fiscal month of any fiscal quarter of the US Borrower) and within~~ 45 days after the end of each fiscal ~~month~~ quarter of the US Borrower (other than the last fiscal quarter of any fiscal year of the US Borrower) and within 90 days after the end of each fiscal year of the US Borrower that is the last fiscal ~~month of any fiscal~~ quarter of any fiscal year of the US Borrower, a certificate of a Responsible Officer of the US Borrower, substantially in the form of Exhibit L setting forth reasonably detailed calculations demonstrating compliance with Section 8.01(c);

(d) promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request~~;~~ and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation;

(e) concurrently with the delivery of the financial statements under clause (a)(i) or (a)(iii) above, a report containing statistical and other information in respect of all Serviced Wholesale Notes for the fiscal quarter then ended and comparative information relating to the corresponding portion of the previous fiscal year, all substantially in the same form and scope (except for the period covered) as set forth on Exhibit D hereto; ~~and~~

(f) concurrently with the delivery of the financial statements under clause (a)(i) or (a)(iii) above, any amendment or modification to the Master Intercompany Agreement, the Cayman Loan Agreements or the Used Truck Loan Agreement.

SECTION 7.02. Notices of Material Events. The US Borrower (or the Mexican Borrower, in the case of paragraph (b) below) will furnish to the Administrative Agent, for prompt distribution to each Lender, prompt written notice of the following:

(a) the occurrence of any Default;

(b) any changes in taxes, duties or other charges of Mexico or any political subdivision or taxing authority thereof or any change in any laws of Mexico that affects the amount or timing of receipt of any payment due under this Agreement or any Notes issued hereunder;

(c) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower, any Subsidiary or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the relevant Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 7.03. Existence; Conduct of Business. Each Borrower will, and will cause each of its respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material and necessary to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, Division, liquidation or dissolution permitted under Section 8.04.

SECTION 7.04. Payment of Obligations. Each Borrower will, and will cause each of its respective Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the relevant Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing in this Section 7.04 shall impose an obligation on any Borrower to cause a Securitization Subsidiary to repay any Indebtedness or to repay any Indebtedness of any Securitization Subsidiary.

SECTION 7.05. Maintenance of Properties; Insurance. Each Borrower will, and will cause each of its respective Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and damage by casualty excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 7.06. Books and Records; Inspection Rights. Each Borrower will, and will cause each of its respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its respective Subsidiaries to, permit any representatives designated by the Administrative Agent or, if accompanied by such representatives designated by the Administrative Agent and so long as no more than once a year, any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and, subject to the limitation to no more than once a year on visits and inspections by any Lender, as often as reasonably requested~~.~~; provided that following the occurrence of an Event of Default, and so long as such Event of Default shall be continuing, each Borrower and each of its respective Subsidiaries shall permit the Administrative Agent, any Lender or any representative designated by the Administrative Agent or such Lender to conduct visits as described above at any time during normal business hours and on reasonable prior notice as the Administrative Agent or such Lender may deem reasonably necessary.

SECTION 7.07. Compliance with Laws and Material Contractual Obligations. Each Borrower will, and will cause each of its respective Subsidiaries to, comply with (a) all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, all laws, rules and regulations relating to INFONAVIT and SAR) and (b) all material obligations under any indenture, agreement or other instrument binding upon such Borrower or any of its Subsidiaries, in each case except where (i) the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings. Each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 7.08. Intercompany Agreements. (a) The US Borrower will (i) perform all of its obligations under the Master Intercompany Agreement and the Used Truck Loan Agreement unless International shall have failed to make any payment payable by it to the US Borrower under the Master Intercompany Agreement the Used Truck Loan Agreement or the Tax Allocation Agreement; (ii) enforce each of the Master Intercompany Agreement and the Used Truck Loan Agreement against International in accordance with its terms; (iii) not cancel or terminate, or permit the cancellation or termination of, the Master Intercompany Agreement, or Article II, III or IV thereof, or the Used Truck Loan Agreement, if in each case, such cancellation or termination is materially adverse to the US Borrower, and (iv) not agree to any amendment, waiver or modification of the Master Intercompany Agreement or the Used Truck Loan Agreement which is materially adverse to the US Borrower; provided that (x) the Master Intercompany agreement may be modified to modify, amend or eliminate Section II.A of the Master Intercompany Agreement insofar as such Section requires International to offer to sell to the US Borrower, or requires the US Borrower to purchase, “Wholesale Contracts” (as such term is defined in the Master Intercompany Agreement) and (y) the Used Truck Loan Agreement may not be amended, waived or modified if there is a reasonable possibility that such amendment, waiver or modification would have the effect of (1) forgiving any amount owed by International to the US Borrower thereunder, (2) postponing the date that any payment would otherwise be payable to the US Borrower thereunder by more than one year, (3) further subordinating the US Borrower’s right to payment thereunder to the rights of any other creditors or (4) changing the transactions contemplated thereunder in a manner that makes them, taken as a whole, materially less favorable to the US Borrower.

(b) The US Borrower will (i) enforce the Tax Allocation Agreement against International in accordance with its terms, (ii) not agree to any amendment, waiver or modification of the Tax Allocation Agreement which is in any manner adverse to the US Borrower or to the US Borrower and its Subsidiaries taken as a whole.

(c) The US Borrower will (i) enforce each Intercompany Loan Agreement against the Subsidiary of the US Borrower that is a party thereto in accordance with its terms; (ii) cause each of its Subsidiaries to pay promptly all accounts payable from time to time owing by such Subsidiary to the US Borrower (including without limitation amounts payable from time to time by such Subsidiary to the US Borrower under the Tax Allocation Agreement); (iii) not cancel or terminate, or permit the cancellation or termination of, any Intercompany Loan Agreement without the consent of the Required Lenders (other than the cancellation or termination of any Intercompany Loan Agreement resulting from the termination of the Qualified Securitization Transaction to which such Intercompany Loan Agreement relates and the repayment of all amounts outstanding under such Intercompany Loan Agreement); (iv) not agree to any amendment, waiver or modification of any provision of any Intercompany Loan Agreement if there is a reasonable possibility that such amendment, waiver or modification would have the effect of (1) forgiving any amount owed by any Subsidiary of the US Borrower to the US Borrower under any Intercompany Loan Agreement, (2) postponing the date that any payment would otherwise be payable to the US Borrower thereunder, (3) further subordinating the US Borrower’s right to payment thereunder to the rights of any other creditors, (4) further restricting the Subsidiary party thereto from applying, or releasing to any extent such Subsidiary from its obligation to apply, cash received by it to pay its allocated share of payments from time to time owing by the US Borrower to International under the Tax Allocation Agreement or (5) changing the transactions contemplated thereunder in a manner that makes them, taken as a whole, less favorable to the US Borrower; and (v) deliver to the Administrative Agent, promptly upon receipt thereof, a copy of each certificate, notice, instruction or other document received or delivered by it in connection with each Intercompany Loan Agreement.

(d) The US Borrower will (i) perform all of its obligations under the Cayman Loan Agreements, (ii) enforce each Cayman Loan Agreement against the Cayman Affiliate and (iii) not cancel or terminate, or permit the cancellation or termination of, any Cayman Loan Agreement if such cancellation or termination is materially adverse to the US Borrower, and (iv) not agree to any amendment, waiver or modification of any provision of any Cayman Loan Agreement if there is a reasonable possibility that such amendment, waiver or modification would have the effect of (1) forgiving any amount owed by the Cayman Affiliate to the US Borrower thereunder, (2) postponing the date that any payment would otherwise be payable to the US Borrower thereunder by more than one year, (3) further subordinating the US Borrower’s right to payment thereunder to the rights of any other creditors or (4) changing the transactions contemplated thereunder in a manner that makes them, taken as a whole, materially less favorable to the US Borrower.

(~~d~~e) The US Borrower will (i) maintain in effect and enforce the Parents’ Side Agreement with the Parent and International in accordance with its terms and (ii) not agree to any amendment, waiver or modification of the Parents’ Side Agreement which is materially adverse to the US Borrower or which is materially adverse to the interest of the Lenders.

SECTION 7.09. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the relevant Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

SECTION 7.10. Quarterly Conference Calls. The US Borrower shall host a telephone conference call (at times agreed with the Administrative Agent and reasonably requested by the Administrative Agent but no more frequently than once per quarter) with the Lenders on which telephone conference call the financial results of the previous fiscal quarter and the financial condition shall be reviewed.

SECTION 7.11. Additional Collateral, etc. The US Borrower will comply with all provisions in the Security Documents with respect to property acquired after the Effective Date.

ARTICLE VIII

NEGATIVE COVENANTS

Until the Commitments have expired or terminated, the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the US Borrower covenants and agrees, and the Mexican Borrower covenants and agrees as set forth in Sections 8.13 and 8.14 with respect to itself, with the Administrative Agent and the Lenders that:

SECTION 8.01. Financial Covenants. (a) The US Borrower will not permit the Consolidated Leverage Ratio to exceed 4.75 to 1.00 as of the last Business Day of each ~~calendar month~~fiscal quarter.

(b) The US Borrower will not permit the Fixed Charge Coverage Ratio as at the last day of any fiscal quarter for the period of four consecutive fiscal quarters then ended to be less than 1.25 to 1.00.

(c) The US Borrower will not permit the Collateral Coverage Ratio as at the last day of any fiscal ~~month~~quarter to be less than ~~1.35~~1.25 to 1.00, commencing with the ~~month~~fiscal quarter ended following the Effective Date; provided that any Default or Event of Default arising from any non-compliance with this Section 8.01(c) shall be deemed cured and no longer in effect if within five Business Days following the timely delivery of a compliance certificate pursuant to Section 7.01(b) with respect to such last day, the US Borrower shall deliver a certificate substantially in the form of Exhibit L setting forth reasonably detailed calculations demonstrating that the Collateral Coverage Ratio as of the most recent Business Day prior to the date of such delivery for which sufficient information is available to the US Borrower to prepare such certificate is not less than the required Collateral Coverage Ratio for such last day.

SECTION 8.02. Indebtedness. The US Borrower will not, and will not permit any of its Subsidiaries to create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of the US Borrower pursuant to any Loan Document;

(b) (i) Indebtedness of the US Borrower to any of its Subsidiaries, (ii) Indebtedness for Borrowed Money of the US Borrower to the Mexican Borrower (iii) Indebtedness of any Subsidiary of the US Borrower to the US Borrower or any other Subsidiary of the US Borrower or (iv) Indebtedness for Borrowed Money of any Subsidiary of the US Borrower to the Mexican Borrower;

(c) Guarantees and Indebtedness permitted by Section 8.05(a);

(d) Indebtedness outstanding on the date hereof (or available to be borrowed under facilities existing on the date hereof) and listed on Schedule 8.02 and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof (or amount available for borrowing thereunder));

(e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 8.03(d) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

(f) Subordinated Debt and other unsecured Indebtedness of the US Borrower issued or incurred in Capital Market Transactions; provided that (i) the US Borrower uses the Net Cash Proceeds of any such Indebtedness to make a mandatory prepayment to the extent required in Section 4.06(b), (ii) after giving effect to the issuance or incurrence of any such Indebtedness, the US Borrower is in pro forma compliance with Section 8.01(a) as of the end of the most recent fiscal quarter and (iii) any such Indebtedness is issued or incurred on market terms and matures after the ~~Second~~Third Extended Maturity Date;

(g) unsecured Indebtedness of the US Borrower in an aggregate principal amount not to exceed $200,000,000 at any time outstanding;

(h) Indebtedness with respect to Hedging Agreements permitted by Section 8.05(b);

(i) Indebtedness incurred pursuant to Qualified Securitization Transactions;

(j) Indebtedness of any Person that becomes a Subsidiary after the date hereof (other than as a result of a Division) that is outstanding on the date such Person becomes a Subsidiary; provided that (i) such Indebtedness is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the amount of such Indebtedness shall not be increased;

(k) Indebtedness assumed in connection with the acquisition of any asset or property; provided that (i) immediately after giving effect thereto, no Default or Event of Default shall exist or result therefrom, (ii) the US Borrower will be in pro forma compliance with the covenants set forth in Section 8.01 after giving effect to such acquisition and the incurrence of such Indebtedness, (iii) such Indebtedness is not created in contemplation of or in connection with such acquisition and (iv) the amount of such Indebtedness shall not be increased;

(l) Indebtedness incurred in the ordinary course of business to finance insurance premiums; and

(m) additional unsecured Indebtedness of the US Borrower in an aggregate principal amount not to exceed $50,000,000.

SECTION 8.03. Liens. The US Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the US Borrower or any of its Subsidiaries existing on the date hereof and set forth in Schedule 8.03; provided that (i) such Lien shall not apply to any other property or asset of the US Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the US Borrower or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the US Borrower or such Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by the US Borrower or any of its Subsidiaries; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the US Borrower or such Subsidiary;

(e) any rights of set-off of financial institutions holding accounts of the US Borrower and its Subsidiaries;

(f) any Lien created pursuant to the Security Documents;

(g) any Lien on unearned insurance premiums securing Indebtedness permitted under Section 8.02(l); and

(h) Liens not otherwise permitted by this Section so long as the aggregate outstanding principal amount of the obligations secured thereby does not at any time exceed $10,000,000.

SECTION 8.04. Fundamental Changes. (a) The US Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (other than sales of Receivables, operating leases through its leasing Subsidiaries or interests therein in the ordinary course of business for finance companies by the US Borrower or a Securitization Subsidiary in connection with a Qualified Securitization Transaction), or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into the US Borrower in a transaction in which the US Borrower is the surviving corporation, (ii) any Person (other than the US Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a direct or indirect Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the US Borrower or to another Subsidiary, (iv) any Subsidiary that is an LLC may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Subsidiaries at such time, or, with respect to assets not so held by one or more Subsidiaries, such Division, in the aggregate, would otherwise result in a Disposition permitted by Section 8.04(vi), (v) any Subsidiary may liquidate or dissolve if the US Borrower determines in good faith that such liquidation or dissolution is in the best interests of the US Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 8.06 and (~~v~~vi) the US Borrower may sell, transfer, lease or otherwise dispose of stock of any Subsidiary and any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets, so long as the aggregate consideration received in any such transaction does not exceed $25,000,000 and shall be applied to the extent required by Section 4.06.

(b) The US Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the US Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related, similar, supportive or ancillary thereto.

SECTION 8.05. Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements. (a) Other than in the ordinary course of business for a finance company, the US Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with, or as a Division Successor pursuant to the Division of, any Person that was not a wholly owned Subsidiary prior to such merger or Division) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, make or permit to exist any investment or any other interest in, or Guarantee any obligations of , any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (all of the foregoing, “Investments”), except:

(i) Permitted Investments;

(ii) Investments by the US Borrower in the capital stock of its Subsidiaries;

(iii) loans or advances made by the US Borrower to any Subsidiary or the Mexican Borrower and made by any Subsidiary to the US Borrower, the Mexican Borrower or any other Subsidiary; provided that the aggregate principal amount of loans and advances outstanding at any time made by the US Borrower and its Subsidiaries to the Mexican Borrower, shall not exceed the lesser of (x) $20,000,000 and (y) the amount that would cause the aggregate Available Mexican Commitments at such time to be equal to zero;

(iv) loans and advances to employees of any Borrower or its Subsidiaries in the ordinary course of business (including for travel and relocation expenses);

(v) [reserved];

(vi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(vii) [reserved];

(viii) Investments made in connection with Qualified Securitization Transactions;

(ix) Investments by the US Borrower existing on the Effective Date under the Used Truck Loan Agreement; provided that (x)(1) Used Truck Loans shall not exceed $170,000,000 on or after the ~~Original Maturity~~Amendment No. 4 Effective Date and (2) the Loan to Value Ratio shall not exceed ~~(x) in the case of Used Truck Loans relating to MaxxForce Used Trucks, 65% and (y) in the case of all other Used Truck Loans,~~ 85%;

(x) (A) the Guarantee by the US Borrower contained in Article XI and (B) other Guarantee obligations of the US Borrower incurred in accordance with Section 8.02;

(xi) Guarantees by any Subsidiary, so long as such guarantor simultaneously delivers to the Administrative Agent a Guarantee, in form and substance reasonably satisfactory to the Administrative Agent and on terms no less favorable than the terms in such original Guarantee entered into by such Subsidiary, for the benefit of the Administrative Agent, on behalf of the Lenders;

(xii) [reserved];

(xiii) [reserved];

(xiv) Investments (including debt obligations and equity) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(xv) additional unsecured Guarantees of obligations in an aggregate amount not to exceed $25,000,000 at any one time outstanding; ~~and~~

(xvi) Investments in an aggregate amount not to exceed (together with all Investments made under this clause (xvi) and the Special Dividend) the Additional Dividend/Investment Amount; provided further that (x) up to $150,000,000 of such Investments shall be made on or after the Amendment No. 3 Effective Date and on or prior to the Dividend/Investment Date and (y) up to $50,000,000 of such Investments may be made at any time on or after the Amendment No. 3 Effective Date~~.~~;

(xvii) Investments by the US Borrower under any Cayman Loan Agreement; provided that the Cayman Loan Agreements in the aggregate shall not exceed $200,000,000 (less any Permanent Repayment Amount) at any time outstanding; and

(xviii) Investments in an aggregate amount not to exceed the Applicable Amount (less the amount of any Restricted Payments made pursuant to Section 8.06(e)).

(xix) Investments by the US Borrower in an aggregate amount not to exceed $10,000,000 at any time outstanding.

(b) The US Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the US Borrower or such Subsidiary is or is expected to be exposed in the conduct of its business or the management of its liabilities or as otherwise required by any Qualified Securitization Transaction.

SECTION 8.06. Restricted Payments. The US Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) any Subsidiary may make Restricted Payments to the US Borrower, (b) the US Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the US Borrower and its Subsidiaries, (c) the Special Dividend; provided that prior to making such Special Dividend, (i) Acceptable Additional Indebtedness shall be incurred and (ii) the 2011 Extended Maturity Date Term Loans shall be repaid in full; provided further that (x) up to $150,000,000 of the Special Dividend shall be made on or after the Amendment No. 3 Effective Date and on or prior to the Dividend/Investment Date and (y) up to $50,000,000 of the Special Dividend may be made at any time on or after the Amendment No. 3 Effective Date, (d) if any Investment Return Date shall occur, Restricted Payments made on or before thirty days after such Investment Return Date in an amount not to exceed the applicable Investment Return Amount received on such Investment Return Date; provided that the aggregate amount of Restricted Payments made pursuant to this clause (d) shall not exceed the aggregate amount of Investments made pursuant to Section 8.05(a)(xvi) ~~and~~, (e) commencing with the ~~first full~~ fiscal quarter ~~after the Amendment No. 1 Effective Date~~ending January 31, 2018, so long as no Default or Event of Default has occurred and is continuing or would result after giving effect thereto, the US Borrower may make Restricted Payments to International, so long as after giving effect to such Restricted Payments and any borrowing used therefor, the Consolidated Leverage Ratio on a pro forma basis as at the end of the most recent fiscal quarter is not greater than ~~3.75~~4.25 to 1.00, in an amount not to exceed 50% of cumulative annual net income (minus 100% of cumulative annual net losses) since the first day of such quarter~~.~~ (the “Applicable Amount”) (less the amount of Investments made pursuant to Section 8.05(a)(xviii)) and (f) commencing with the Amendment No. 4 Effective Date, the US Borrower may make Restricted Payments in an amount not to exceed the Permanent Repayment Amount.

SECTION 8.07. Transactions with Affiliates. The US Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms not less favorable to the US Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the US Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 8.06, (d) in connection with any Qualified Securitization Transaction (e) any Indebtedness or Guarantees permitted by Section 8.02, (f) any Investment permitted by Section 8.05 and (g) in connection with the Master Intercompany Agreement, the Tax Allocation Agreement and any Intercompany Loan Agreement.

SECTION 8.08. Negative Pledge. The US Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the US Borrower or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary of the US Borrower to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the US Borrower or any other Subsidiary of the US Borrower or to Guarantee Indebtedness of the US Borrower or any other Subsidiary of the US Borrower; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof, (iii) the foregoing shall not apply to Qualified Securitization Transactions, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (v) [reserved], (vi) clause (a) above shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (vii) clause (a) above shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 8.09. Prepayments of Subordinated Debt. The US Borrower will not, and will not permit any of its Subsidiaries to, prepay, purchase or otherwise retire any of the Subordinated Debt prior to the stated maturity thereof.

SECTION 8.10. Serviced Wholesale Portfolio Quality. The US Borrower will not permit:

(a) Past Due Serviced Wholesale Notes (Three-Month Total) at the end of any month (determined substantially in accordance with practices, including policies as to extensions and rewrites, in effect as of the Effective Date), expressed as a percentage of Serviced Wholesale Notes (Three-Month Total) at the end of such month, to exceed 4%; or

(b) net losses of the US Borrower (determined on the basis of the US Borrower’s normal practice) on Serviced Wholesale Notes recognized during any period of four consecutive fiscal quarters to exceed 0.325% of Serviced Wholesale Notes liquidated during the same period.

For purposes of clause (b) of this Section 8.10, Serviced Wholesale Notes liquidated during any period shall be determined on the same basis as was used in determining the liquidations of Serviced Wholesale Notes for the fiscal year ended October 31, 2015 as set forth on page 4 of Exhibit D.

SECTION 8.11. Sales and Leasebacks. The US Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the US Borrower or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by, the US Borrower or any of its Subsidiaries, as applicable, to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of, the US Borrower or any of its Subsidiaries, as applicable, except in connection with Qualified Securitization Transactions.

SECTION 8.12. Changes in Fiscal Periods. The US Borrower will not permit its fiscal year to end on a day other than October 31 or change its method of determining fiscal quarters.

SECTION 8.13. Use of Proceeds. No Borrower will request any Loan or Letter of Credit, and no Borrower shall use, or shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 8.14. Sanctions. Unless any such activity is conducted in compliance with a permit, certificate or other approval issued under, or otherwise in compliance with, Sanctions (and/or the regulations promulgated thereunder), none of (a) the Borrowers, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of such Borrower or any Subsidiary of such Borrower that will act in any capacity in connection with or benefit from the Facilities will, directly or indirectly, have any dealings involving or benefitting a Sanctioned Person or Sanctioned Country or will deal in or otherwise engage in any transaction relating to any property or interest in property subject to prohibitions under Sanctions or participate in any transaction that evades, avoids or attempts to violate any of the prohibitions set forth in Sanctions or has such a purpose.

ARTICLE IX

EVENTS OF DEFAULT

If any of the following events (each, an “Event of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Parent, the US Borrower, the Mexican Borrower or any of their respective Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any such other Loan Document or any amendment or modification thereof, shall prove to have been incorrect in any material respect when made or deemed made (for the avoidance of doubt, the representations and warranties set forth in Section 5.04(d) and Section 5.14(a) are made or deemed made solely on and as of the Effective Date) and, if the consequences of such representation or warranty being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within ten Business Days after the Parent, the US Borrower, the Mexican Borrower or the respective Subsidiary becomes aware or is advised that such representation or warranty was incorrect in any material respect;

(d) the US Borrower or the Mexican Borrower, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in Section 7.02, 7.03, or 7.09, or in Article VIII (other than Section 8.05(a)(ix)(x)(2)); provided that any failure of the Mexican Borrower to observe or perform any covenant, condition or agreement contained in Section 7.02, 7.03 or 7.09 shall constitute an Event of Default solely when any Mexican Obligations or any Investments to the Mexican Borrower pursuant to Section 8.05(a)(iii) are outstanding and such failure shall continue unremedied for a period of five Business Days after notice thereof from the Administrative Agent (given at the request of any Lender) to the US Borrower;

(e) the US Borrower or, at any time when any Mexican Obligations or any Investments to the Mexican Borrower pursuant to Section 8.05(a)(iii) are outstanding, the Mexican Borrower, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of (i) five Business Days in the case of Section 8.05(a)(ix)(x)(2) and (ii) thirty days after notice thereof from the Administrative Agent (given at the request of any Lender) to the US Borrower in all other instances;

(f) at any time when any Mexican Obligations or any Investments to the Mexican Borrower pursuant to Section 8.05(a)(iii) are outstanding, the Parent Guarantee or the Guarantee contained in Article XI hereunder shall cease, for any reason, to be in full force and effect or the Parent, the US Borrower or any Affiliate of the Parent or the US Borrower shall so assert and such matter shall continue unremedied for a period of ten days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Parent or the US Borrower, as applicable;

(g) any Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created;

(h) any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) solely in the case of the US Borrower, enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, concurso mercantil, quiebra or other relief in respect of the Parent, International, any Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conciliador, síndico, conservator or similar official for the Parent, International, any Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j) the Parent, International, any Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, concurso mercantil, quiebra or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (j) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conciliador, síndico, conservator or similar official for the Parent, International, any Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k) the Parent, International, any Borrower or any of its Subsidiaries shall become unable, admit in writing or fail generally to pay its debts as they become due;

(l) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the US Borrower, any of its Subsidiaries or any combination thereof or, at any time when any Mexican Obligations or any Investments to the Mexican Borrower pursuant to Section 8.05(a)(iii) are outstanding, the Mexican Borrower, any of its Subsidiaries or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the US Borrower or any of its Subsidiaries or, at any time when any Mexican Obligations or any Investments to the Mexican Borrower pursuant to Section 8.05(a)(iii) are outstanding, the Mexican Borrower, any of its Subsidiaries or any combination thereof, to enforce any such judgment;

(m) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(n) a Change in Control shall occur;

(o) International or the Parent shall fail to observe or perform any of its obligations contained in the Parents’ Side Agreement for a period of 30 days after notice of such failure shall have been given to the US Borrower, International and the Parent by the Administrative Agent at the request of any Lender, or the Parents’ Side Agreement shall fail, at any time and for any reason, to be in full force and effect or International or the Parent shall so assert in writing;

(p) International or the Cayman Affiliate, as applicable, shall (i) cancel or terminate the Master Intercompany Agreement, or, except as expressly permitted by Section 7.08(a), Article II, III or IV thereof, (ii) fail to make any payment payable by it to the US Borrower under the Master Intercompany Agreement, the Tax Allocation Agreement ~~or~~, the Used Truck Loan Agreement or any Cayman Loan Agreement, within ten Business Days after such payment is due or (iii) fail to observe or perform any of its other covenants or obligations under the Master Intercompany Agreement ~~or~~, the Used Truck Loan Agreement or any Cayman Loan Agreement for a period of 30 days after notice of such failure shall have been given to the US Borrower by the Administrative Agent at the request of any Lender;

(q) either the Parent or International shall fail to pay when due, or within any applicable grace period, any principal of or interest on its Indebtedness for Borrowed Money which exceeds $50,000,000 in aggregate principal or face amount;

(r) any Indebtedness for Borrowed Money of either the Parent or International which exceeds $50,000,000 in aggregate principal or face amount shall become due prior to its stated maturity, or any event or circumstance shall occur which permits one or more Persons other than the Parent or International, as the case may be, to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity; or

(s) any of the Security Documents shall cease, for any reason, to be in full force and effect (other than in accordance with its terms), or the US Borrower or any Affiliate of the US Borrower shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby on Collateral with an aggregate fair market value which exceeds $10,000,000, except as a result of (i) a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) the Trustee’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Security Documents;

then, and in every such event relating to the US Borrower or its Subsidiaries, the Parent or International (other than an event described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the US Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; in the case of any event with respect to the US Borrower or its Subsidiaries (other than the Securitization Subsidiaries), the Parent or International described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in the case of any such event relating to the Mexican Borrower, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the US Borrower, terminate the Commitments with respect to the Mexican Borrower and declare the Loans of the Mexican Borrower then outstanding to be due and payable in whole or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable.

ARTICLE X

THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the relevant Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the US Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless a payment or bankruptcy Event of Default shall have occurred and be continuing) be subject to approval by the US Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article X and of Section 12.03 shall continue to inure to its benefit.

If the Person serving as the Administrative Agent becomes a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the US Borrower and such Person, remove such Person as the Administrative Agent and, unless a payment or bankruptcy Event of Default shall have occurred and be continuing, with the consent of the US Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders or shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After the removed Administrative Agent’s removal as Administrative Agent, the provisions of this Article X and of Section 12.03 shall continue to inure to its benefit.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

The Lenders hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid (or direct the Trustee to credit bid) all or any portion of the Secured Obligations (as defined in the Security Agreement) (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Lender is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the obligations owed to the Lenders shall be entitled to be, and shall be, credit bid by the Administrative Agent (or the Trustee) at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent (or the Trustee) shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ (as defined in the Security Agreement) ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent (or the Trustee) shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 12.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Lenders, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Lender or acquisition vehicle to take any further action, and (v) to the extent that the Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of the Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Lender or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Lender are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Lender shall execute such documents and provide such information regarding the Lender (and/or any designee of the Lender which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

ARTICLE XI

GUARANTEE

SECTION 11.01. Guarantee. To induce the Lenders to execute and deliver this Agreement and to make Mexican Loans, and in consideration thereof, the US Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and joint and several co-debtor and not merely as surety, to the Administrative Agent, the Lenders and their successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Mexican Obligations, and the US Borrower further agrees to pay the expenses which may be paid or incurred by the Administrative Agent or the Lenders in collecting any or all of the Mexican Obligations and/or enforcing any rights under this Article XI or under the Mexican Obligations in accordance with this Article XI; provided, that for purposes of determining the obligations of any guarantor under this Agreement, the definition of “Mexican Obligations” shall not create any guarantee by the US Borrower of any Excluded Swap Obligations of the US Borrower. The guarantee contained in this Article XI shall remain in full force and effect until the Mexican Obligations are paid in full and the Commitments are terminated. Anything herein to the contrary notwithstanding, the maximum liability of the US Borrower under this Article XI shall in no event exceed the amount which can be guaranteed by the US Borrower under applicable federal and state laws relating to the insolvency of debtors.

SECTION 11.02. Waiver of Subrogation. Notwithstanding any payment or payments made by the US Borrower in respect of the Mexican Obligations or any setoff or application of funds of the US Borrower by the Administrative Agent or any Lender, until payment in full of the Mexican Obligations, and the Commitments are terminated the US Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or the Lenders against the Borrowers or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Mexican Obligations, nor shall the US Borrower seek any reimbursement from the Mexican Borrower in respect of payments made by the US Borrower hereunder.

SECTION 11.03. Modification of Mexican Obligations. The US Borrower hereby consents that, without the necessity of any reservation of rights against the US Borrower and without notice to or further assent by the US Borrower (a) any demand for payment of the Mexican Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and the Mexican Obligations continued, (b) except as otherwise provided in this Agreement, the Mexican Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, (c) except as otherwise provided in this Agreement, this Agreement may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent or the Lenders may deem advisable from time to time, and (d) to the extent permitted by applicable law, any collateral security or guarantee or right of offset at any time held by the Administrative Agent or any Lender, for the payment of the Mexican Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the US Borrower and without notice to or further assent by the US Borrower, which will remain bound hereunder notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Administrative Agent and the Lenders shall not have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Mexican Obligations. When making any demand hereunder against the US Borrower, the Administrative Agent or the Lenders may, but shall be under no obligation to, make a similar demand on any other party or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any Borrower or any such other guarantor shall not relieve the US Borrower of its obligations or liabilities hereunder and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or the Lenders against the US Borrower. For the purposes of this Section 11.03 “demand” shall include the commencement and continuance of any legal proceedings.

SECTION 11.04. Waiver by the US Borrower. The US Borrower waives the benefits of any and all notice of the creation, renewal, extension or accrual of the Mexican Obligations and notice of or proof of reliance by the Administrative Agent or the Lenders upon the guarantee contained in this Article XI or acceptance of the guarantee contained in this Article XI, and the Mexican Obligations, and any of them, shall conclusively be deemed to have been created, contracted, continued or incurred in reliance upon the guarantee contained in this Article XI, and all dealings between the US Borrower and the Administrative Agent or the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article XI. The US Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Mexican Borrower or the US Borrower with respect to any relevant Mexican Obligations. This guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of this Agreement or the Mexican Obligations, including, without limitation, any collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender and without regard to any defense, setoff or counterclaim which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any Lender, or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of the Mexican Borrower or the US Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Mexican Borrower for any of the Mexican Obligations, or of the US Borrower under the guarantee contained in this Article XI in bankruptcy or in any other instance, and the obligations and liabilities of the US Borrower hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender or any other Person at any time of any right or remedy against the Mexican Borrower or against any other Person which may be or become liable in respect of any Mexican Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. The guarantee contained in this Article XI shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the US Borrower and the successors and assigns thereof, and shall inure to the benefit of the Lenders and their successors, indorsees, transferees and assigns, until the Mexican Obligations shall have been satisfied in full and the Mexican Commitments have expired or been terminated, notwithstanding that from time to time during the term of this Agreement the Mexican Borrower may be free from any Mexican Obligations.

SECTION 11.05. Reinstatement. This guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Mexican Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the US Borrower or the Mexican Borrower or upon or as a result of the appointment of a receiver, intervenor, síndico or conservator of, or trustee or similar officer for, the US Borrower, the Mexican Borrower or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

SECTION 11.06. Keepwell. Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other guarantor to honor all of its obligations under its guarantee or security agreement in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 11.06 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.06, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section 11.06 shall remain in full force and effect until a discharge of guarantor obligations. Each Qualified Keepwell Provider intends that this Section 11.06 constitute, and this Section 11.06 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by pdf, e-mail or other electronic delivery), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of electronic delivery, when received, addressed as follows in the case of the Borrowers, the Administrative Agent, the Issuing Bank and the Swingline Lender, and as set forth in its Administrative Questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

(i) if to the Borrowers:	Navistar Financial Corporation 2701 Navistar Drive Lisle, IL 60532 Attention: President Email: Bill.McMenamin@Navistar.com

Navistar Financial Corporation 2701 Navistar Drive Lisle, IL 60532 Attention: General Counsel Email: Curt.Kramer@Navistar.com

(ii) if to the Administrative Agent:	JPMorgan Chase Bank, N.A. 500 Stanton Christiana Road Ops Building 2, 3rd Floor Newark, DE 19713-2107 Attention: Dan Lougheed Email: dan.p.lougheed@jpmorgan.com Telecopy: 302-634-4250

(iii) if to the Issuing Bank:

JPMorgan Chase Bank, N.A.

10420 Highland Manor Drive, 4th Floor

Tampa, Florida 33610-9120

Attention: Global Trade Services

Email: gts.ib.standby@jpmchase.com

Telecopy: 813-432-5161

with a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road

Ops Building 2, 3rd Floor

Newark, DE 19713-2107 Attention: Dan Lougheed Email: dan.p.lougheed@jpmorgan.com Telecopy: 302-634-4250

(iv) if to the Swingline Lender:	JPMorgan Chase Bank, N.A. 500 Stanton Christiana Road Ops Building 2, 3rd Floor Newark, DE 19713-2107 Attention: Dan Lougheed Email: dan.p.lougheed@jpmorgan.com Telecopy: 302-634-4250

(b) The Administrative Agent and the Lenders are authorized to rely on instructions received by telephone from Persons they believe in good faith to be authorized to give such instructions hereunder. Neither the Administrative Agent nor any Lender shall incur any liability to any Borrower or any other Person as a result of any act or omission by it in accordance with such instructions.

SECTION 12.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement, any other Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender (including a Defaulting Lender) without the written consent of such Lender, (ii) forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender (including a Defaulting Lender) affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including a Defaulting Lender) affected thereby, (iv) change Section 4.13(a), (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section, Section 4.15(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility, (vii) release the US Borrower from its Guarantee obligations set forth in Article XI or the Parent from its obligations under the Parent Guarantee, or modify Section 12.19 in a manner adverse to the Lenders, in each case without the written consent of each Lender, (viii) release all or substantially all of the assets of the US Borrower subject to the Liens granted pursuant to the Security Documents (other than as permitted under Section 12.19), without the written consent of each Lender, (ix) amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be or (x) amend or modify Section 4.15 without the prior written consent of the Administrative Agent, the Issuing Lender and the Swingline Lender.

(c) Notwithstanding the foregoing in this Section 12.03, the US Borrower may enter into any additional or increased US Revolving Commitments, the New Term Loan Commitments or New TLB Commitments in accordance with Section 4.16 or any Extension in accordance with Section 4.17, and to amend any other Loan Documents as may be appropriate in connection therewith, and such additional or increased US Revolving Commitments, New Loan Commitments, New TLB Commitments or Extension, as applicable, shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case without any further action or consent of any other party to the Loan Documents (other than action or consent required under Section 4.16 or Section 4.17, as applicable).

SECTION 12.03. Expenses; Indemnity; Damage Waiver. (a) Each Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Joint Lead Arrangers, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one firm of counsel for the Administrative Agent, the Issuing Bank and the Lenders in each relevant jurisdiction, subject to conflicts, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof. For the avoidance of doubt, each Borrower shall pay its own out-of-pocket expenses hereunder.

(b) Each Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender (or their respective Related Parties) under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender (or their respective Related Parties), as the case may be, such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date); provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or the Swingline Lender (or their respective Related Parties) as determined by a final non-appealable judgment of a court of competent jurisdiction.

(d) To the extent permitted by applicable law, each Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof or any act or omission or event in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

(f) No Borrower shall indemnify any Person for any claim whatsoever against any Securitization Subsidiary.

SECTION 12.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that each Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees (other than a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its US Commitment and the US Loans at the time owing to it or, if applicable, all or a portion of its Mexican Commitment and the Mexican Loans at the time owing to it, which assignments may be made on a non pro rata basis); provided that (i) each Borrower (except (x) in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (as defined below); (y) when a payment or bankruptcy Event of Default has occurred and is continuing and (z) in the case of an assignment of a Term Loan, the US Borrower only), the Administrative Agent (except in the case of an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund), and, in the case of an assignment of all or a portion of a US Revolving Commitment or any Lender’s obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided further that, the relevant Borrower shall be deemed to have consented to any such assignment unless such Borrower shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof, (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, if any US Lender assigns a part of its rights and obligations under this Agreement in respect of its US Revolving Loans and/or US Revolving Commitment to an assignee, such US Lender shall assign proportionate interests in (A) its participations in the Letters of Credit and other rights and obligations hereunder in respect of the Letters of Credit, (B) its participations in the Swingline Loans and other rights and obligations hereunder in respect of the Swingline Loans and (C) its Mexican Revolving Loans and Mexican Commitment to such assignee (provided, that with the consent of the US Borrower and the Administrative Agent, a US Lender may assign portions of its US Revolving Commitment without assigning a proportionate share of its Mexican Commitment if either (x) such proportionate share of such Mexican Commitment shall be assumed by another Lender or (y) if the US Borrower so agrees, such proportionate share of such Mexican Commitment shall be terminated), (iii) except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of the Term Loans, $1,000,000) unless the applicable Borrower and the Administrative Agent otherwise consent (each such consent not to be unreasonably withheld or delayed), (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund), and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 4.10, Section 4.11, Section 4.12 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

For the purposes of this Section 12.04, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(c) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. This paragraph shall be construed so that the Loans or other obligations under this Agreement are at all times maintained in “registered form” within the meaning of United States Treasury Regulations Sections 5f.103-1(c) and 1.871-14(c).

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Section 4.10, Section 4.11, and Section 4.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in “registered form” under Section 5f.103-1(c) or Section 1.871-14(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. This paragraph shall be construed so that the Loans or other obligations under this Agreement are at all times maintained in “registered form” within the meaning of United States Treasury Regulations Sections 5f.103-1(c) and 1.871-14(c).

(f) A Participant shall not be entitled to receive any greater payment under Section 4.10 or Section 4.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent (not to be unreasonably conditioned, withheld or delayed). A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.12 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Sections 4.12(d) and 4.12(e) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the US Borrower or the Mexican Borrower, as the case may be, all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the US Borrower or the Mexican Borrower, as the case may be, pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the US Commitment or the Mexican Commitment, as the case may be, of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 12.04(h), any SPC may (A) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrowers and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to any Borrower may be disclosed only with such Borrower’s consent which will not be unreasonably withheld. This paragraph (h) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

SECTION 12.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 4.10, Section 4.11, Section 4.12 and Section 12.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 12.06. Counterparts; Integration; Amendment and Restatement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by electronic delivery shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. On the Effective Date, the Existing Credit Agreement shall be amended, restated, superseded and replaced in its entirety. The parties hereto acknowledge and agree that (i) this Agreement and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the “Mexican Obligations” (as defined in the Existing Credit Agreement) or the “US Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Effective Date; (ii) such “Mexican Obligations” and “US Obligations” are in all respects continuing with only the terms thereof being modified as provided in this Agreement; and (iii) the Liens as granted under the Collateral Documents securing payment of such “Mexican Obligations” and “US Obligations” are in all respects continuing and in full force and effect and secure the payment of the Mexican Obligations (as defined in this Agreement) and the US Obligations (as defined in this Agreement) and are hereby fully ratified and affirmed. Without limitation of the foregoing, the US Borrower hereby fully and unconditionally ratifies and affirms all Security Documents to which it is a party and agrees that all collateral granted thereunder shall from and after the date hereof secure all Mexican Obligations and US Obligations hereunder.

SECTION 12.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 12.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits designated to payroll accounts, any trust accounts or any accounts related to any Qualified Securitization Transaction) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have; provided, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any guarantor shall be applied to any Excluded Swap Obligations of such guarantor.

SECTION 12.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 12.10. Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York in the Borough of Manhattan, City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof and to the courts of its own corporate domicile in respect of any actions brought against it as a defendant in any action or proceeding arising out of this Agreement;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection (including any objection based on place of residence or domicile) that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the US Borrower (in the case of the Mexican Borrower, as the Mexican Borrower’s agent for service of process) or to any other party at its address set forth in Section 12.01 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 12.11. Acknowledgments. Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship, and with respect to the Lenders only, any advisory or agency relationship, with or duty to any Borrower arising out of or in connection with this Agreement,

(c) the relationship between the Administrative Agent and Lenders, on one hand, and each Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(d) the Administrative Agent and each Lender may have interests that conflict with those of the Borrower; and

(e) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

SECTION 12.12. WAIVERS OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 12.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 12.14. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors involved with this financing (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent requested or required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the administration of the facilities and the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the relevant Borrower, (h) subject to an agreement containing provisions at least as restrictive as those of this Section, to direct or indirect counterparties in connection with swaps or derivatives, (i) to ratings agencies, (j) subject to an agreement containing provisions at least as restrictive as those of this Section, to market data collectors or (k) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the relevant Borrower. For the purposes of this Section, “Information” means all information received from such Borrower relating to such Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by such Borrower; provided that, in the case of information received from such Borrower after the date hereof, such information is identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 12.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 12.16. Waiver of Immunities. To the extent permitted by applicable law, if any Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement. Each Borrower agrees that the waivers set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

SECTION 12.17. Judgment Currency. The obligation of the Borrowers hereunder to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars except to the extent to which such tender or recovery shall result in the effective receipt by the Lenders of the full amount of Dollars expressed to be payable hereunder, and the Borrowers shall indemnify the Lenders (as an alternative or additional cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of Dollars expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due hereunder.

SECTION 12.18. Loan Equalization; Loan Conversion. (a) On any Equalization Date each US Lender severally, unconditionally and irrevocably agrees that it shall purchase a participating interest in the Mexican Revolving Loans of each Mexican Lender that have not been assumed by the US Borrower pursuant to clause (c) below to the extent necessary to cause the Revolving Credit Exposure Percentage of each US Lender, after giving effect to such purchase and sale of participating interests, to equal its US Funding Revolving Commitment Percentage (calculated immediately prior to the termination or expiration of the US Commitments). Each US Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amounts of its participation(s), and the proceeds of such participation(s) shall be distributed by the Administrative Agent to each Lender from which a participating interest is being purchased in the amount(s) provided for in the preceding sentence. Notwithstanding the foregoing, Export Development Canada (“EDC”) shall not be required to purchase a participating interest in any Mexican Revolving Loans, and in lieu of EDC’s purchase of such participating interest, (i) JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”) will purchase the participating interest that would, but for this sentence, be required to be purchased by EDC, and (ii) simultaneously therewith, EDC will purchase from JPMorgan Chase Bank a participating interest in the US Revolving Loans of JPMorgan Chase Bank in an amount equal to the amount of the participating interest purchased by JPMorgan Chase Bank in Mexican Revolving Loans pursuant to clause (i) of this sentence.

(b) To the extent any Taxes are required to be withheld from any amounts payable by a Lender (the “First Lender”) to another Lender (the “Other Lender”) in connection with its participating interest in any Mexican Revolving Loan resulting from the application of Section 12.18(a), each Borrower, with respect to the relevant Loans made to it, shall be required to pay increased amounts to the Other Lender receiving such payments from the First Lender to the same extent they would be required under Section 4.12 if such Borrower were making payments with respect to the participating interest directly to the Other Lender. For purposes of receipt by any Other Lender of payments pursuant to this Section 12.18(b), such Other Lender shall not be required to comply with the requirements of Section 4.12(c).

(c) If an Event of Default or a Mexican Change in Control has occurred and is continuing, upon the notice of any Mexican Lender to the Borrowers, the US Borrower (through the guarantee contained in Section 11) shall automatically be deemed to have assumed the Mexican Revolving Loans of such Mexican Lender outstanding on such date.

SECTION 12.19. Release of Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 12.02) to take any action requested by the US Borrower having the effect of releasing any assets from the Liens granted pursuant to the Security Documents (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 12.02 or (ii) under the circumstances described in paragraph (b) below.

(b) At such time as the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all LC Disbursements shall have been reimbursed and no Letters of Credit shall be outstanding, the assets subject to the Liens granted pursuant to the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the US Borrower under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

SECTION 12.20. Intercompany Security Agreements. Notwithstanding anything to the contrary contained in the intercompany security agreements between the US Borrower as secured party and certain of its Subsidiaries as pledgors, the parties thereto may amend, waive, modify, restate, discharge or terminate such intercompany security agreements without the consent of the Administrative Agent and the Lenders so long as after giving effect to any such amendment, waiver, modification, restatement, discharge or termination, no Event of Default shall have occurred and be continuing.

SECTION 12.21. Blocked Account. (a) The US Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in the Blocked Account, as collateral security for the prompt and complete payment and performance when due of the US Obligations. The Administrative Agent shall have all rights and remedies of a secured party with respect to such collateral security under the Uniform Commercial Code.

(b) The US Borrower shall have no right to issue instructions or have any other right or ability to access or withdraw or transfer funds from the Blocked Account without the prior written consent of the Administrative Agent, which consent shall be given if the US Borrower has delivered a certificate, substantially in the form of Exhibit K, certifying that the following conditions have been met: (i) no Default or Event of Default shall have occurred and be continuing, (ii) the US Borrower represents and warrants that such funds shall be utilized (A) for normal operating expenses of the US Borrower and its Subsidiaries consistent with the US Borrower’s and its Subsidiaries’ past business practices, (B) to purchase receivables in the normal course of business or (C) to make payments of permitted dividends and permitted hereunder under this Agreement consistent with the US Borrower’s past business practices and (iii) the Cash Balance shall be less than $75,000,000.

(c) The Blocked Account Agreement may not be terminated without the consent of the Administrative Agent and the Required Lenders.

SECTION 12.22. USA PATRIOT Act. Each Lender to which the Patriot Act applies hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it may be required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with said Act.

SECTION 12.23. Consents under the Security Agreement. The Lenders executing this Agreement (and constituting Required Lenders under the Existing Credit Agreement) hereby consent to the execution and delivery by the US Borrower and the Trustee of the Security Agreement, substantially in the form of Exhibit H, to be dated the date hereof.

SECTION 12.24. TLB Joinder Agreement. Notwithstanding the occurrence of the Amendment No. 4 Effective Date, the terms and provisions of the TLB Joinder Agreement shall continue in full force and effect.

SECTION ~~12.24~~12.25. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 12.26. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or representatives as of the day and year first above written.

NAVISTAR FINANCIAL CORPORATION

~~By_______________________________~~
By /s/ Anthony Aiello
Name: Anthony Aiello
Title: Vice President and Treasurer

NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD REGULADA

~~By_______________________________~~
By /s/ José de Jesús Lechuga Corvacho
Name: José de Jesús Lechuga Corvacho
Title: Attorney In Fact

Signature Page to the Third Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

~~By_______________________________~~
By /s/ Richard W. Duker
Name: Richard W. Duker
Title: Managing Director

Signature Page to the Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Syndication Agent and a Lender

By

Name:
Title:

Signature Page to the Third Amended and Restated Credit Agreement

as a Lender

By

Name:
Title:

Signature Page to the Third Amended and Restated Credit Agreement

as an Exiting Lender

By

Name:
Title:

Signature Page to the Third Amended and Restated Credit Agreement

Exhibit B

Schedule 2.01

Commitments/Loans

Lender	US Extended Revolving Commitment	Mexican Commitment (Sublimit)	Total Commitment
JPMorgan Chase Bank, N.A.	$72,500,000.00	$13,553,113.55	$72,500,000.00
Citibank, N.A.	$65,000,000.00	$9,523,809.52	$65,000,000.00
Deutsche Bank AG New York Branch	$65,000,000.00	$0.00	$65,000,000.00
Bank of America, N.A.	$60,000,000.00	$8,791,208.79	$60,000,000.00
Goldman Sachs Lending Partners	$60,000,000.00	$8,791,208.79	$60,000,000.00
Sumitomo Mitsui Banking Corporation	$65,000,000.00	$9,523,809.52	$65,000,000.00
CIBC Bank USA	$60,000,000.00	$8,791,208.79	$60,000,000.00
Santander Bank, N.A.	$55,000,000.00	$8,058,608.06	$55,000,000.00
Citizens Bank, N.A.	$50,000,000.00	$7,326,007.33	$50,000,000.00
Credit Suisse AG, Cayman Islands Branch	$50,000,000.00	$7,326,007.33	$50,000,000.00
MUFG Bank, Ltd.	$50,000,000.00	$7,326,007.33	$50,000,000.00
Arab Banking Corporation B.S.C.	$25,000,000.00	$3,663,003.66	$25,000,000.00
HSBC Bank USA, National Association	$25,000,000.00	$3,663,003.66	$25,000,000.00
The Northern Trust Company	$25,000,000.00	$3,663,003.66	$25,000,000.00
Export Development Canada	$20,000,000.00	$0.00	$20,000,000.00

Total	$747,500,000.00	$100,000,000.00	$747,500,000.00